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                                PRENTICE PLAZA
                              ENGLEWOOD, COLORADO

                          REAL ESTATE SALE AGREEMENT
                          --------------------------


     THIS REAL ESTATE SALE AGREEMENT (this "Agreement") is made as of the ____ day of March, 1999, by and between FIRST CAPITAL PRENTICE AVENUE ASSOCIATES, an Illinois joint venture ("Seller"), and INVESCO REALTY ADVISORS, INC., a Delaware corporation ("Purchaser").

                                 RECITALS
                                 --------

A. Seller is the owner of that certain parcel of real estate (the "Real Property") located in Englewood, Colorado, which Real Property is more particularly described in EXHIBIT A attached hereto and made a part hereof, and upon which is situated an office building commonly known as Prentice Plaza (the "Office Building").

B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property (as such term is defined in Section 1 below), in accordance with and subject to the terms and conditions set forth in this Agreement.

     THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1.   PURCHASE AND SALE
     -----------------

     Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller and Seller shall sell to Purchaser the Real Property, together with: (a) the Office Building and all other improvements located thereon that are owned by Seller and any and all of Seller's rights, easements, licenses and privileges presently thereon or appertaining thereto; (b) Seller's right, title and interest in and to the leases affecting the Property or any part thereof (individually, a "Lease", and collectively, the "Leases") as disclosed by the Rent Roll or otherwise entered into pursuant to this Agreement; (c) the interest of Seller in all security deposits paid by tenants under the Leases that are listed on the rent roll attached hereto as EXHIBIT N and which are not applied by Seller in accordance with the terms of the Leases and/or applicable law between the date of this Agreement and Closing (the "Security Deposits"); (d) all of Seller's right, title and interest in and to the furniture, furnishings, fixtures, equipment, maintenance vehicles, tools and other tangible personalty located on the Property and used in connection therewith that are listed on EXHIBIT K attached hereto (the "Tangible Personal Property"); (e) all right, title and interest of Seller under any and all of the maintenance, service, leasing, brokerage, advertising and other like contracts and agreements with respect to the ownership and operation of the Property that are listed on EXHIBIT C attached hereto (the "Service Contracts"); (f) if and to the extent transferable, all of Seller's interest, if any, in and to all warranties and guaranties relating to the Property, if any; (g) if and to the extent transferable, all of Seller's interest, if any, in and to all plans, specifications and floor plans for the Office Building in Seller's possession or otherwise located at the Office Building, if any; (h) all claims and causes of action relating to warranties, guaranties, Leases, Service Contracts and other documents or agreements assigned to Purchaser pursuant to this Agreement (other than claims for delinquent rents and other tenant
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obligations for which Seller has received no credit pursuant to Section 4(C)(i)
and any amounts that may be due Seller from vendors under the Service Contracts for any period before the Closing for which Seller has not received a credit at Closing); (i) all computers, software, databases, programs, archive media, backup media, electronic data, documentation, manuals and codes used by Seller or Seller's property manager at the Property in connection with life safety or energy management systems; and (j) if and to the extent transferable, all of Seller's right, title and interest in and to any existing intangible property pertaining to the Property (the "Intangible Personal Property"), including the name "Prentice Plaza", but specifically excluding any intangible property pertaining in any way to the rights associated with the name "Equity Office" or the name of any entity containing the words "Equity Office" as a part thereof; all to the extent applicable to the period from and after the Closing (as such term is defined in Section 4(A) below). The Real Property, together with items
(a) through (j) above, shall be collectively referred to in this Agreement as the "Property". The term "Property" expressly excludes: (i) all property owned by tenants or other users or occupants of the Property (except to the extent that any Security Deposits are deemed to be "owned" by a tenant under applicable law); (ii) all rights with respect to any refund of taxes applicable to any period prior to the Closing Date (as defined in Section 4(A) below); and (iii) all computers and computer-related equipment located at the Property (not including any life safety or energy management systems).

2.   PURCHASE PRICE
     --------------

     The purchase price to be paid by Purchaser to Seller for the Property is Twenty Two Million Six Hundred Fifty Thousand Dollars ($22,650,000.00) (the "Purchase Price"). The Purchase Price shall be paid as follows:

     A.   Earnest Money.
          -------------

          (i) Prior to the date of this Agreement, Purchaser and Seller entered into that certain letter of intent (the "Letter of Intent") dated February 5, 1999, accepted by Purchaser on February 8, 1999 and accepted by Seller on February 8, 1999. Unless Purchaser terminates this Agreement on or before the end of the Inspection Period in accordance with and as provided in Section 8(A) below, Purchaser shall deposit earnest money in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) (together with any interest accrued thereon, net of investment costs, if any, the "Earnest Money") with Chicago Title Insurance Company in Chicago, Illinois (the "Escrowee") within two (2) business days after the expiration of the Inspection Period (defined hereafter). To direct the Escrowee as to the retention, investment and disbursement of the Earnest Money (as defined below in this Section 2(A)(i)), Purchaser, Seller and Escrowee entered into that certain joint order escrow agreement (as amended, the "Joint Order Escrow Agreement"), a copy of which is attached hereto as EXHIBIT D. The Earnest Money shall be invested as Purchaser so directs pursuant to the terms and provisions of the Joint Order Escrow Agreement. Any and all interest earned on the Earnest Money shall be reported to Purchaser's federal tax identification number and shall be credited against the Purchase Price at Closing.

          (ii) If the transaction closes in accordance with the terms of this Agreement, at Closing, the Earnest Money shall be delivered by Escrowee to Seller as part payment of the Purchase Price. If the transaction fails to close due to a default on the part of Purchaser and Seller is not otherwise in material default hereunder, the Earnest Money shall be delivered by Escrowee to Seller, as liquidated and agreed upon damages as more particularly provided in Section 7(B) below. If the transaction fails to close due to a default on the part of Seller and Purchaser is not otherwise in material default hereunder, Purchaser shall have the remedies

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     provided for in Section 7(A) below and, in the event that Purchaser elects or is deemed to have elected option (x) in Section 7(A) below, the Earnest Money shall be delivered by Escrowee to Purchaser.

     B. Cash at Closing. At Closing, Purchaser shall pay to Seller through Escrowee, by wire transferred current federal funds, an amount equal to the Purchase Price, minus the sum of the Earnest Money which Seller receives at Closing from the Escrowee, and plus or minus, as the case may require, the closing prorations and adjustments to be made pursuant to Section 4(C) below .

3.   EVIDENCE OF TITLE
     -----------------

     A. Title Commitment. Seller, at its cost, has obtained and caused to be delivered to Purchaser a commitment for an ALTA Owner's Extended Coverage ("Extended Coverage" meaning the deletion of the standard printed exceptions 1-5 and modification of the exception for taxes to cover the year of closing and subsequent years only) Title Insurance Policy (the "Title Commitment"), effective within thirty (30) days prior to the date of this Agreement, in the amount of the Purchase Price, issued by the Chicago, Illinois National Sales Unit of Chicago Title Insurance Company (the "Title Insurer"), together with copies of all underlying documents set forth therein (the "Title Documents"). At Closing, the conveyance of the Property to Purchaser shall be subject only to those exceptions to title which are more fully described on attached EXHIBIT B and those exceptions to title which become Permitted Exceptions pursuant to Section 3(C) below (collectively, the "Permitted Exceptions").

     B. Survey. Seller shall, at its cost, within fifteen (15) days after the date of this Agreement, obtain and cause to be delivered to Purchaser, Seller and the Title Insurer, an updated ALTA survey of the Real Property (the "Survey") prepared by Transystems Corporation (formerly Boyd, Brown, Stude & Cambern) and dated a date not more than thirty (30) days prior to the date of this Agreement. The Survey shall be certified to Purchaser (and any assignee of Purchaser hereunder, provided Purchaser gives Seller written notice of such assignee at least five (5) days before Closing), Seller and Title Insurer. Such certification shall state that the Survey was prepared in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Survey" jointly established and adopted by ALTA/ACSM in 1997 and pursuant to the Accuracy Standards (as adopted by ALTA and ACSM and in effect on the date of such certification) of an "Urban Survey" and shall include Table A Items 1-4, 6, 7(a), 7(c), 8, 10, 11 and the number of parking spaces and otherwise contain the survey requirements and be certified by the surveyor as provided in attached EXHIBIT U.

     C. Review of Title Commitment and Survey. If the Title Commitment or Survey disclose exceptions to title other than the Existing Permitted Exceptions (as hereinafter defined) (such exceptions to title being referred to herein as the "Disclosed Exceptions"), then Purchaser shall have until 4:00 p.m. (Denver, Colorado time) on the seventh (7th) business day after the date of Purchaser's receipt of the last of the Title Commitment, the underlying title exception documents and Survey within which to notify Seller in writing of any such Disclosed Exceptions to which Purchaser objects. If any additional exceptions to title arise between the date of the Title Commitment, the Survey and the Closing (such exceptions to title being referred to herein as the "New Disclosed Exceptions"), Purchaser shall have five (5) business days after its receipt of notice of such New Disclosed Exceptions within which to notify Seller in writing of any such New Disclosed Exceptions to which Purchaser objects; provided, if such New Disclosed

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     Exceptions (other than Liens, as hereafter defined) arise within five (5)
     business days of Closing, Closing shall be extended by five (5) business days. Any such Disclosed Exceptions and New Disclosed Exceptions not objected to by Purchaser (except for Liens, as hereafter defined) in writing as aforesaid shall become "Permitted Exceptions" hereunder. If Purchaser objects to any such Disclosed Exceptions or New Disclosed Exceptions, Seller shall notify Purchaser in writing within five (5) business days after receiving written notice of Purchaser's objections whether Seller intends to cure such objections. If Seller fails to provide such written notice within the five (5) business day period, Seller shall be deemed to have elected not to cure Purchaser's objections to title. Notwithstanding the foregoing, Seller will have until Closing (but in any event at least five (5) days after it receives written notice of Purchaser's objection(s)) to remove such Disclosed Exceptions and/or New Disclosed Exceptions, which removal may be accomplished by waiver or, with Purchaser's reasonable approval, endorsement by the Title Insurer. If Seller (i) fails to, (ii) notifies Purchaser in writing that it is has elected not to, or (iii) is deemed to have elected not to remove any such Disclosed Exceptions and/or New Disclosed Exceptions as aforesaid, Purchaser may, as its sole and exclusive remedy, terminate this Agreement and obtain a return of the Earnest Money. If Purchaser does not elect to terminate this Agreement, Purchaser shall consummate the Closing and accept title to the Property subject to all such Disclosed Exceptions and/or New Disclosed Exceptions which have not been removed (in which event, all such Disclosed Exceptions and New Disclosed Exceptions, together with the Existing Permitted Exceptions, shall be deemed "Permitted Exceptions" hereunder). Notwithstanding anything to the contrary in this Section 3, Seller shall be obligated to remove from title to the Property at Closing, without any extension of the Closing, the following (collectively, the "Liens"): (i) any deeds of trust or mortgages granted by Seller, and (ii) any other liens of a definite or ascertainable amount for work contracted for by or on behalf of Seller, provided Seller has no reasonable dispute with respect to the amount due or the work performed. If there is a dispute with respect to the amount due or the work performed for such Lien, Seller shall have the ability to extend Closing for ten (10) days in order to resolve said dispute. If Seller fails to remove the Lien within such ten
     (10) day period, Purchaser may, as its sole and exclusive remedy, terminate this Agreement and obtain a return of the Earnest Money. If Purchaser does not terminate the Agreement despite Seller's failure to remove said Lien, Purchaser shall consummate the Closing and accept title to the Property subject to such Lien. Purchaser agrees that Seller may use the proceeds of the Purchase Price for the purpose of removing Liens from the Property at Closing. Furthermore, the Liens shall not constitute Permitted Exceptions regardless of whether they are Disclosed Exceptions or New Disclosed Exceptions or objected to by Purchaser, and Purchaser shall have no obligation to object to the Liens under Section 3(C).


4.   CLOSING
     -------

     A. Closing Date. The "Closing" of the transaction contemplated by this Agreement (that is, the payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement) shall occur thirty (30) days after the expiration of the Inspection Period, on or before 1:00 p.m. (Denver, Colorado time) at the office of the Escrowee (in person and/or by telecopy and/or overnight courier) or at such other time and place as Seller and Purchaser shall agree in writing; provided, however, that if Purchaser provides the funds on the Closing Date after 1:00 p.m. (Denver, Colorado time), the Closing shall occur on the following business day. The "Closing Date" shall be the date of Closing. If the date for

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     Closing above provided for falls on a Saturday, Sunday or legal holiday, then the Closing Date shall be the next business day.

     B.   Closing Documents and Deliveries.
          --------------------------------

          (i) Seller. At Closing, Seller shall deliver to Purchaser the following:

               (a) a special warranty deed (the "Deed"), subject only to the Permitted Exceptions and in the form attached hereto as EXHIBIT T;

               (b) a bill of sale (the "Bill of Sale") in the form attached hereto as EXHIBIT J;
                    ---------

               (c) a letter advising each tenant under the Leases of the change in ownership of the Property in the form of EXHIBIT L attached hereto;

               (d) a letter advising each vendor under the Service Contracts of the change in ownership of the Property in the form of EXHIBIT M attached hereto;

               (e) four (4) counterparts of an assignment and assumption of the Leases and Security Deposits in the form of EXHIBIT E attached hereto (the "Lease Assignment"), executed by Seller;

               (f) four (4) counterparts of an assignment and assumption of the Service Contracts in the form of EXHIBIT F attached hereto (the "Service Contract Assignment"), executed by Seller;

               (g) an affidavit stating, under penalty of perjury, Seller's U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code;

               (h) four (4) counterparts of a closing statement (the "Closing Statement") to be executed by Seller and Purchaser, containing the Closing Delinquency Schedule (as defined in Section 4(C)(i)(b) below) and setting forth the prorations and adjustments to the Purchase Price as required by Section 4(C) below, executed by Seller;

               (i) all executed Estoppel Certificates (as defined in Section 8(B)(i) below) received by Seller as of the Closing Date to the extent not previously delivered to Purchaser or its counsel;

               (j) an owner's affidavit reasonably required by the Title Insurer in order to cause it to issue the title policy or a commitment to deliver such title policy, as described in Section 8(D) below; provided, however, that Seller shall not be obligated to indemnify Title Insurer for any Liens about which Seller has a dispute regarding the amount due or work performed or for any tenant improvement work under contracts that Purchaser assumes at Closing pursuant to Section 10(T);

               (k) four (4) counterparts of a Quit Claim Assignment of General Intangibles (the "General Intangibles Assignment") in the form of EXHIBIT R attached hereto;

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               (l)  any transfer tax declaration, real property conveyance statement or similar document (the "Transfer Tax Declaration") that Seller is required to execute by law in order to record the Deed with Arapahoe County, Colorado recorder, executed by Seller; and

               (m) partial lien waivers for those construction contracts to be assumed by Purchaser at Closing pursuant to Section 10(T).

          (ii) Purchaser. Purchaser shall deliver or cause to be delivered to Seller through Escrowee at Closing:

               (a)  the funds required pursuant to Section 2(B) above;

               (b) four (4) counterparts of the Lease Assignment, executed by Purchaser;

               (c) four (4) counterparts of the Service Contract Assignment, executed by Purchaser;

               (d) four (4) counterparts of the Closing Statement, executed by Purchaser;

               (e) copies of any executed Estoppel Certificates received by Purchaser as of the Closing Date, if any;

               (f) four (4) counterparts of the General Intangibles Assignment, executed by Purchaser;

               (g)  the Transfer Tax Declaration, executed by Purchaser; and

               (h) copies of any environmental reports for the Property prepared by or on behalf of Purchaser, provided that such reports shall be delivered to Seller without representation or warranty of any kind.

     C.   Closing Prorations and Adjustments.
          ----------------------------------

          (i) The following items are to be prorated or adjusted (as appropriate) as of the Closing Date, it being understood that for purposes of prorations and adjustments, Purchaser shall be deemed the owner of the Property as of 12:00 a.m. on the Closing Date and Seller shall be deemed the owner of the Property as of 11:59 p.m. on the day prior to the Closing Date; provided, however, that in the event that Seller and Seller's mortgage lender receive the net funds from the Escrowee after 1 PM (Denver, Colorado time) on the Closing Date, then the Closing Date shall be deemed to be the following business day and all prorations and adjustments shall be recalculated with the Purchaser deemed the owner of the Property as of the new Closing Date and Seller deemed the owner of the Property as of the day before the new Closing Date:

               (a) Real estate and personal property taxes and assessments (initially on the basis of the tax bill applying to the period through Closing, or if such tax bill is not available, on the basis of the most recent ascertainable tax bill). Notwithstanding any

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          local custom regarding the proration of taxes and assessments, taxes and assessments shall be deemed to apply to the fiscal year(s) described on the most recent tax bill, regardless of when such taxes and assessments are due and payable;

               (b) Base rent ("Base Rent") and any other amounts (including without limitation charges for operating expenses) due under the Leases paid for the billing period in progress on the Closing Date. "Receivables," as used in this Agreement, means all rental payments, expense reimbursements and other monetary obligations of any kind due and owing or to become due and owing by tenants to Seller with respect to any period prior to the Closing Date under the Leases. At Closing, the Closing Statement shall contain a schedule (the "Closing Delinquency Schedule") of all uncollected Receivables. Purchaser shall undertake reasonable efforts on behalf of Seller to collect all Receivables for a period of four (4) months from the Closing Date (which shall include the submission of monthly invoices and follow-up invoices), it being agreed that any monies received by Purchaser from and after the Closing Date from any person liable for any portion of the Receivables (including, without limitation, payments by tenants for operating expenses in excess of their estimated payments) shall be applied as follows: first to any current sums and arrearages owed to Purchaser (relating to billing periods after the billing period in progress as of the Closing Date), second to the payment of monies owed to Seller and Purchaser for the billing period in progress on the Closing Date, and last to the balance of the Receivables. All monies received by Purchaser which are to be applied pursuant to the preceding sentence shall be held in trust by Purchaser for the benefit of the party entitled thereto and remitted to such party promptly after receipt in accordance with the preceding sentence. Notwithstanding the foregoing, Seller shall retain the sole right to collect (in such manner as it shall deem appropriate) Receivables due from tenants who have vacated the Property prior to the Closing Date, and Purchaser shall not be required to undertake any collection efforts with respect to those Receivables. If, within four (4) months following the Closing Date, any of the Receivables to be collected by Purchaser have not been collected and paid to Seller, then Seller may undertake its own efforts to collect those Receivables, including the commencement of litigation and other proceedings (but Seller shall not seek to evict any tenant or terminate any Lease), and all sums collected by Seller as a result of such litigation (after payment of all costs and expenses) shall be applied in full satisfaction of the applicable Receivables. Purchaser and Seller shall reasonably cooperate with each other in the collection of Receivables and shall execute any documents reasonably requested by the other to collect those Receivables.

               (c) with respect to tenant improvement costs and/or allowances or leasing commissions relating to (1) any new leases, or any modification, amendment, restatement or renewal of existing Leases (each, a "New Lease", and collectively, the "New Leases") executed in accordance with the provisions contained in Section 10(L) below between the date of this Agreement and prior to the expiration of the Inspection Period, and (2) New Leases executed during the period between the expiration of the Inspection Period and Closing with the consent of Purchaser granted (or deemed to be granted) in accordance with Section 10(L) below, Seller and Purchaser agree that such tenant improvement costs, allowances and leasing commissions shall be prorated over the initial term of any such New Lease with Seller being responsible for a portion of such tenant improvement costs, allowances and leasing commissions based on the ratio of Base Rent payments payable to Seller through 11:59 PM of the day before the Closing

                                       7
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          Date to the total Base Rent payable over the initial term of the particular New Lease and, in the event that Seller has paid such tenant improvement costs, allowances and/or leasing commissions prior to Closing, Purchaser shall reimburse Seller at Closing for the amount of any such tenant improvement costs, allowances and/or leasing commissions paid by Seller, based on the above-described proration. Seller and Purchaser agree that (i) Seller shall be responsible for all tenant improvement costs and/or allowances or leasing commissions set forth on EXHIBIT S attached hereto, (ii) in the event that any amounts due under EXHIBIT S are unpaid as of Closing, Seller shall credit Purchaser at Closing for any such unpaid amounts, and (iii) Purchaser shall be responsible for paying all tenant improvement costs, allowances and/or leasing commissions for which it receives a credit at Closing up to the amount of the credit.

               (d) the amount of the Security Deposits held by Seller as of the Closing Date, if any, with Purchaser receiving a credit at Closing against the Purchase Price in the amount of such Security Deposits plus interest earned thereon, if such interest must be paid to tenants under the Leases or applicable law (and Seller shall transfer to Purchaser at Closing, to the extent transferable, any Security Deposit held by Seller as of the Closing Date in the form of a letter of credit);

               (e) water, sewer, electric, telephone and all other utility and fuel charges, fees and use charges, fuel on hand (at cost plus sales tax), and any deposits with utility companies (to the extent possible, utility prorations will be handled by meter readings on the day immediately preceding the Closing Date);

               (f)  amounts paid or payable under the Service Contracts;

               (g)  assignable license and permit fees; and

               (i)  other similar items and expenses of operation.

          (ii) Notwithstanding the foregoing, and subject to Sections 4(C)(iii), Seller shall in all events be entitled to retain amounts paid by tenants for reimbursement of real estate taxes and assessments, common area maintenance, mall maintenance, utility charges, water and sewer charges, insurance and merchant's association dues and assessments and all other charges to or contributions by tenants under the Leases other than Base Rent (such assessments, costs, expenses, dues and charges being referred to herein as the "Tenant Reimbursable Expenses", and the amounts payable by tenants under the Leases with respect to the Tenant Reimbursable Expenses being referred to herein as the "Tenant Reimbursements") as of the Closing.

          (iii) As soon as practical after Closing, but in no event later than sixty (60) days after Closing (except for real estate and personal property taxes and assessments and Tenant Reimbursable Expenses, which shall be reprorated not later than April 30, 2000), Seller and Purchaser shall, with respect to any such amounts prorated or adjusted at Closing pursuant to
     Section 4(C)(i) above based on estimates or formulae, as applicable, jointly determine and reapportion such amounts in accordance with Section 4(C)(i) above upon determination of the actual costs or expenses with respect thereto. In the event that the amount credited to Purchaser by Seller at Closing exceeds the amount of the credit that Purchaser should have received had such actual amounts been available at Closing, Purchaser shall promptly remit such excess amount to Seller. Purchaser shall be responsible for the reconciliation with tenants of Tenant

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     Reimbursements and Tenant Reimbursable Expenses for the calendar year 1999.
     In the event that the amount credited to Seller by Purchaser at Closing exceeds the amount of the credit that Seller should have received at Closing had such actual amounts been available at Closing, Seller shall promptly remit such excess amount to Purchaser. In the event that, after such reapportionment: (1) the amount of Tenant Reimbursements retained by Seller as provided in Section 4(C)(ii) above is less than the amount of Tenant Reimburseable Expenses paid by Seller (whether by direct payment by Seller or by proration as provided in Section 4(C)(i) above) with respect to 1999 and the landlord under the Leases is entitled to recover such difference under the terms of Leases, then Purchaser shall bill such tenants, provide Seller with copies of such bills upon issuance, and collect such amounts on behalf of Seller and, upon receipt, remit such collected amounts to Seller; and (2) the amount of Tenant Reimbursements collected by Seller for 1999 and retained by Seller as provided in Section 4(C)(ii) above exceeds the amount of Tenant Reimburseable Expenses paid by Seller (whether by direct payment by Seller or by proration as provided in Section 4(C)(i) above) with respect to 1999 then Seller shall promptly remit such excess amounts to the Purchaser; provided, that to the extent any such excess amounts are otherwise payable to a tenant owing
     Receivables, Seller may offset the amount otherwise payable to Purchaser for such tenant against Receivables owing to Seller by such tenant, remitting any remaining amount to Purchaser. Purchaser shall be obligated to promptly remit all amounts received from Seller to the particular tenants in question (and Purchaser shall indemnify, defend and hold Seller, its beneficiaries, their partners, and their respective directors, officers, employees and agents, and each of them, harmless from and against any losses, claims, damages and liabilities [including, without limitation, reasonable attorneys' fees and expenses incurred in connection therewith] arising out of or resulting from Purchaser's failure to remit such amounts to the tenants in accordance with this Section 4(C)(iii).

          (iv) Intentionally omitted.

          (v) If Seller has not received all Receivables or other amounts owed to it by tenants within four (4) months after the Closing Date or within four (4) months after such other amounts may be due, Seller at its sole cost and expense, shall be entitled at any time within the twelve (12) month period after the applicable four (4) month period, to commence such actions or proceedings not affecting possession or enforcing landlord's liens or resulting in termination of the Lease in question as Seller shall desire to collect any such Receivables or other amounts, and Purchaser shall cooperate with Seller in any such action.

          (vi) For purposes of this Section 4(C) and the Closing Statement, the amount of any expense credited by one party to the other shall be deemed an expense paid by that party. The terms and provisions of this Section 4(C) shall survive the Closing and delivery of the Deed.

     D.   Transaction Costs. Purchaser shall be responsible for and shall pay
     (i) the full cost of any endorsements to the Title Policy (defined hereafter) requested by Purchaser and not obtained pursuant to Section 3(C), (ii) the transfer taxes and/or documentary stamps (the "Transfer Taxes") owed in connection with the Deed (and Seller and Purchaser shall timely execute and deliver such forms and returns as are necessary in connection therewith), (iii) one-half of any Colorado sales tax due from the sale of the Tangible Personal Property and (iv) its own "due diligence" costs, including, without limitation, any fees and expenses of environmental consultants, engineers and any other consultants. Seller shall be responsible for and shall pay (1) the cost to prepare the Survey,
     (2) one-half of any Colorado sales tax due from the sale of the Tangible Personal Property and (3) the base premium for the owner's ALTA title insurance policy with Extended Coverage to be issued to Purchaser at Closing (the "Title Policy"). Seller and Purchaser shall each pay one-half (1/2) of all escrow fees, whether or not Closing occurs, and one-half (1/2) of all recording fees for all documents. In addition, Purchaser and Seller shall each be responsible for the fees of their respective attorneys.

     E. Possession. Upon Closing, Seller shall deliver to Purchaser possession of the Property, subject only to the Permitted Exceptions.


5.   CASUALTY LOSS AND CONDEMNATION
     ------------------------------

     If, prior to Closing, the Property or any part thereof shall be taken by eminent domain or condemned, or destroyed or damaged by fire or other casualty, Seller shall promptly so notify Purchaser. In the event that either: (i) the reasonable cost to restore the Property due to such damage or destruction is greater than One Million Dollars ($1,000,000) (a "Material Casualty") (ii) tenants occupying their space under the Leases totaling in excess of ten percent (10%) of the aggregate rented square footage of the Office Building are entitled to terminate their respective Leases on account of such damage, destruction or taking and have not delivered to Purchaser a binding waiver of such rights on or before the Closing Date, (iii) such damage, destruction or taking would, after completion of the repair, result in a material violation of applicable laws affecting the Property (including, without limitation, a violation of the number of parking spaces required by applicable zoning, which is not remedied by Closing or for which Seller cannot obtain a zoning variance), (iv) such damage, destruction or taking would result in a permanent material impairment of reasonable means of vehicular or pedestrian access to the Office Building, or
(v) any material portion of the Office Building is taken or condemned (a "Material Condemnation"), then Purchaser shall have the option to terminate this Agreement by delivery of its written termination notice to Seller within twenty
(20) days of Seller's written notice thereof. If (a) the aforementioned casualty is not a Material Casualty, (b) the aforementioned taking or condemnation is not a Material Condemnation, or (c) Purchaser does not elect to terminate this Agreement pursuant to the provisions of the preceding sentence (time being of the essence with respect to any such election), then Seller and Purchaser shall consummate the transaction contemplated by this Agreement without abatement of the Purchase Price and Purchaser shall be entitled during the period following the Inspection Period and prior to Closing to approve the terms of any property insurance settlement, such approval not to be unreasonably withheld or delayed, and to receive at Closing the taking, condemnation or property insurance proceeds (or an assignment of the right to such proceeds) (less any amounts applied against costs incurred by Seller related to the restoration or repair of the Property as a result of such occurrence) plus a credit against the Purchase Price in the amount of any uninsured loss (as to property only) and any deductible payable by Seller under applicable property insurance, and Seller shall, at Closing, execute and deliver to Purchaser all customary proofs of loss, assignments of claims and other similar items. Seller shall be entitled to all rent loss insurance proceeds attributable to the period through the Closing Date. If Purchaser elects to terminate this Agreement pursuant to the provisions of this Section 5 and Purchaser is not in material default under this Agreement, the Earnest Money shall be returned to Purchaser by the Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any further rights or obligations under this Agreement except those rights and obligations which expressly survive termination of this Agreement as provided herein and Seller's rights under the Confidentiality Agreement (as defined in Section 8(A) below).

6.   BROKERAGE
     ---------

     Seller, pursuant to a separate written agreement (the "Broker Agreement"), is obligated to pay upon Closing (but not otherwise) a brokerage commission to Cushman Realty Corporation ("Broker") for services rendered in connection with the sale and purchase of the Property. Seller shall indemnify and hold Purchaser harmless from and against any and all claims of Broker related to Seller's agreement under the Broker Agreement to pay Broker a commission in connection with the purchase and sale of the Property, including, without limitation, reasonable attorneys' fees and expenses incurred by Purchaser in connection with such claim. Purchaser represents and warrants to Seller that Purchaser does not have any agreement with any broker or finder in connection with the Property. Seller represents and warrants to Purchaser that Seller does not have any agreement with any broker or finder in connection with the Property, other than Broker pursuant to the Broker Agreement. Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all brokers and finders (other than a claim by Broker against Seller of the type described in the first sentence of this Section 6, which claim Seller shall be obligated to indemnify Purchaser against as provided above) claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, reasonable attorneys' fees and expenses incurred by the indemnified party in connection with such claim. The provisions of this Section 6 shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

7.   DEFAULT AND REMEDIES
     --------------------

     A.   Seller Default.
          --------------

          (i) Notwithstanding anything to the contrary contained in this Agreement, if (1) Seller fails to perform in accordance with the terms of this Agreement, (2) Purchaser is not otherwise in material default hereunder, and (3) the Closing does not occur, then, as Purchaser's sole and exclusive remedy hereunder and at Purchaser's option, either (x) the Earnest Money shall be returned to Purchaser, in which event this Agreement shall be null and void, and neither party shall have any rights or obligations under this Agreement other than those rights that explicitly survive a termination of this Agreement, or (y) provided an action is filed within sixty (60) days after Purchaser becomes aware of such failure and Purchaser gives written notice to Seller when such action is filed, Purchaser may seek specific performance of this Agreement, but not damages. Purchaser's failure to seek specific performance as aforesaid shall constitute its election to proceed under clause (x) above.

          (ii) In the event that (1) Seller has, prior to Closing, sold and conveyed the Property in violation of this Agreement and this Agreement has not theretofore been terminated in accordance with any provision of this Agreement and, as a result of such sale and conveyance, it is not possible that specific performance can occur, or (2) in the event of an intentional, willful and bad faith material breach by Seller of the terms of this Agreement, including without limitation (x) Seller amending or terminating an existing Lease or entering into a New Lease demising additional space in violation of Section 10(L), but not including storage space or parking space leases at rates and terms similar to any existing storage and parking space leases, and such action by Seller with respect to such Lease or New Lease materially increases the obligations of Purchaser after Closing or materially adversely affects the operation of the Property or the revenues received therefrom, and such breach is not cured within ten (10) days after written notice of such breach by Purchaser to Seller, and the Agreement has not thereafter been terminated by Purchaser or by Seller in accordance with any provision of this Agreement, and Purchaser is not otherwise in material default hereunder, (y) Seller amending or terminating a Service Contract or entering into a new Service Contract in violation of Section 10(U)(1), and such action by Seller with respect to such Service Contract materially increases the obligations of Purchaser after Closing or materially adversely affects the operation of the Property or the revenues received therefrom, and such breach is not cured within ten (10) days after written notice of such breach by Purchaser to Seller, and the Agreement has not thereafter been terminated by Purchaser or by Seller in accordance with any provision of this Agreement, and Purchaser is not otherwise in material default hereunder, and (z) Seller failing to deliver the Deed or any other material closing delivery listed in Section 4(B)(i) as required under this Agreement, then Purchaser shall be entitled to terminate this Agreement and pursue a claim against Seller due to Seller's failure to perform in accordance with the terms of this Agreement as result of such breach, such claim for damages to be for reimbursement of an amount equal to the lesser of Purchaser's actual, third-party, out-of-pocket expenses incurred in connection with its proposed purchase of the Property as contemplated in this Agreement and One Hundred Fifty Thousand Dollars ($150,000).

     B. Purchaser Default. If (i) Purchaser materially fails to perform in accordance with the terms of this Agreement, (ii) Seller is not in material default hereunder, and (iii) the Closing does not occur, the Earnest Money may be retained by Seller as liquidated and agreed upon damages and as Seller's sole and exclusive remedy with respect thereto other than those rights that survive a termination of this Agreement as provided herein and Seller's rights under the Confidentiality Agreement. If Purchaser does not deposit with the Escrowee the Earnest Money as provided for in Section 2(A)(i) above, the sum of $250,000 shall nonetheless be recoverable by Seller from Purchaser as Earnest Money and without prejudice to Seller's other rights and remedies. PURCHASER AND SELLER ACKNOWLEDGE AND AGREE THAT
     (1) THE EARNEST MONEY IS A REASONABLE ESTIMATE OF AND BEARS A REASONABLE RELATIONSHIP TO THE DAMAGES THAT WOULD BE SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF HAVING WITHDRAWN THE PROPERTY FROM SALE AND THE FAILURE OF CLOSING TO OCCUR DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT; (2) THE ACTUAL DAMAGES SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF SUCH WITHDRAWAL AND FAILURE TO CLOSE DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE; (3) PURCHASER SEEKS TO LIMIT ITS LIABILITY UNDER THIS AGREEMENT TO THE AMOUNT OF THE EARNEST MONEY IN THE EVENT THIS AGREEMENT IS TERMINATED AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT DOES NOT CLOSE DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT; AND (4) THE EARNEST MONEY SHALL BE AND CONSTITUTE VALID LIQUIDATED DAMAGES.

     PURCHASER INITIALS:                                        SELLER INITIALS:

     ___________________                                        ________________


     C. Post-Closing Remedies. After Closing, Seller and Purchaser shall, subject to the terms and conditions of this Agreement (including, without limitation, Section 10(P) below), have such rights and remedies as are available at law or in equity, except that neither Seller nor Purchaser shall be entitled to recover from the other consequential or special damages. The provisions of this Section 7 shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     8.   CONDITIONS PRECEDENT
          --------------------

          A. Inspection Period. Subject to Section 10(G) below and the provisions of that certain confidentiality letter agreement dated July 20, 1998, as amended by that certain modification letter agreement dated February 5, 1999 and accepted by Purchaser on February 8, 1999 (collectively, the "Confidentiality Agreement"), Purchaser and/or its agents have had, and shall have, the period between February 9, 1999 and 4 PM (Chicago, Illinois time) on April 5, 1999, within which to inspect the Property and conduct such tests, surveys and inspections as Purchaser deems reasonably necessary or appropriate (the "Inspection Period"); provided, however, Purchaser will not conduct any invasive or intrusive test without first obtaining Seller's prior written consent, which may be withheld in Seller's sole and absolute discretion. Seller hereby agrees that Purchaser may conduct invasive testing as described on EXHIBIT W. If Seller in its absolute discretion withholds its consent to Purchaser's reasonable request to conduct an invasive or intrusive test on the Property during the Inspection Period, then the Earnest Money shall be returned to Purchaser together with an amount equal to the lesser of (i) Purchaser's actual, third-party, out-of-pocket expenses incurred in connection with its proposed purchase of the Property as contemplated in this Agreement, and (ii) $50,000, this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement. If Purchaser determines that the Property is unsuitable for its purposes for any reason and Purchaser gives Seller written notice of such decision before the expiration of the Inspection Period, then the Earnest Money shall be returned to Purchaser, this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement. Purchaser's failure to object in writing to Seller within the Inspection Period shall be deemed a waiver by Purchaser of the condition contained in this Section 8(A). In the event of such a deemed waiver, Purchaser shall also be deemed to have acknowledged that it had an opportunity to inspect the Property and all Disclosures (as defined in Section 10(H) below) and make such other inquiries and investigations and obtain such reports and analyses it deemed adequate in connection with its decision to purchase the Property, and, as a result thereof, Purchaser shall be deemed to have agreed that, except as specifically set forth in this Agreement, it shall purchase the Property in its "AS IS, WHERE IS" condition, subject to ordinary wear and tear and as more particularly provided in Section 10(H) below.

          B. Estoppel Certificates. (i) It shall be a condition precedent to Purchaser's obligation to close the purchase and sale transaction contemplated in this Agreement that Purchaser shall have received at Closing estoppel certificates (individually, an "Estoppel Certificate" and collectively, the "Estoppel Certificates") dated as of a date no more than forty-five (45) days prior to Closing, from tenants occupying not less than eighty percent (80%) of the net rentable square footage of space at the Property actually leased as of the end of the Inspection Period pursuant to valid and existing Leases (but which shall include in any event Federal Express, Antec Corporation and Showtime Networks) and in form and content as set forth herein (collectively, the "Required Tenants"); provided, however, that in the event that Seller has not received the Estoppel Certificates from the Required Tenants at least three (3) business days before the scheduled date for Closing, Seller or Purchaser may extend the scheduled date for Closing up to three (3) business days by written notice to the other party. The Estoppel

     Certificates executed by tenants shall be substantially in the form of EXHIBIT G attached hereto (the "Form Tenant Estoppel Certificate"), except that an Estoppel Certificate shall be deemed an acceptable Estoppel Certificate for purposes of this Section 8(B)(i) if it is in a form required by the applicable Tenant's Lease (the aforesaid acceptable Estoppel Certificates to be delivered are collectively referred to as the "Required Estoppel Certificates"). The fact that an Estoppel Certificate contains either (1) the qualification by the tenant that (a) the second sentence of item 3 of the Estoppel Certificate, (b) the second sentence of item 4 of the Estoppel Certificate, or (c) the square footage of the leased premises, is to the best of its knowledge or as being subject to any similar qualification, or (2) any tenant objection to addressing or certifying the Estoppel Certificate to Purchaser's mortgage lender, if any, shall not render the Estoppel Certificate unacceptable. Seller shall use reasonable efforts, but shall not be required to expend any sums, to obtain an Estoppel Certificate dated as of a date no more than forty-five (45) days prior to the Closing for all tenants under the Leases; provided, however, that the foregoing limitation on the expenditure of funds by Seller shall not limit Seller's other obligations under this Agreement. Seller shall send Estoppel Certificates to Purchaser as they are received. If Seller does not provide Purchaser with an Estoppel Certificate from a tenant of the Property, at Closing, Seller shall provide Purchaser with a copy of such tenant's Lease and all material amendments thereto, but not including any correspondence other than work letters which are attached as exhibits to the Lease, certified by Seller to be complete, true and correct. Such certification shall be subject to the same limitations on liability and survival set forth in Sections 9(C) and 9(E).

          (ii) In the event that Seller is unable to provide to Purchaser the Required Estoppel Certificates at Closing as provided above, Purchaser may either: (x) elect not to purchase the Property, in which event this Agreement shall be null and void, the Escrowee shall promptly return the Earnest Money to Purchaser and thereafter neither Seller nor Purchaser shall have any further rights or obligations under this Agreement, other than those rights and obligations which expressly survive termination of this Agreement and the rights and obligations under the Confidentiality Agreement; or (y) elect to purchase the Property notwithstanding Seller's inability to provide the Required Estoppel Certificates, in which event Seller shall not be obligated to provide any additional Estoppel Certificates to Purchaser after Closing. The provisions of this Section 8(B)(ii) shall survive the Closing and delivery of the Deed.

          (iii) If any Estoppel Certificates contain statements or allegations that a default or potential default exists on the part of Seller under the Lease in question and (i) the existence or the substance of such allegations or statements were contained in any Disclosures (as defined in Section 10(H) below) prior to the end of the Inspection Period, or (ii) prior to the end of the Inspection Period Purchaser otherwise obtained actual knowledge of facts revealing the substance of such statements or allegations, or (iii) Purchaser elects that Closing occur notwithstanding the existence of such default of potential default, then such Estoppel Certificates shall be deemed acceptable for purposes of this Section 8(B), notwithstanding the existence of such allegations or statements and Seller shall have no liability to Purchaser hereunder with respect to the existence of such allegations, statements or information. The provisions of this Section 8(B)(iii) shall survive the Closing and delivery of the Deed.

     C. Accuracy of Seller's Representations and Warranties. It shall be a condition precedent to Purchaser's obligation to close the purchase and sale transaction contemplated in this Agreement that each of Seller's representations and warranties set forth in Section 9(A) below shall be true and correct in all material respects as of Closing, as modified by any Pre-Closing

     Disclosures (as defined in Section 9(B) below). In the event that Seller makes any Pre-Closing Disclosures to Purchaser, Purchaser shall have the right to terminate this Agreement and receive the return of the Earnest Money by delivering written notice thereof to Seller on or before the earlier of Closing or the fifth (5th) business day after Purchaser receives written notice of such Pre-Closing Disclosure. If Purchaser does not terminate this Agreement pursuant to its rights under this Section 8(C), then such representations shall be deemed modified to conform them to the Pre-Closing Disclosures. The provisions of this Section 8(C) shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     D. Title Policy. It shall be a condition precedent to Purchaser's obligation to close the transactions contemplated by this Agreement that Title Insurer deliver (a) an ALTA Owner's Extended Coverage Title Insurance Policy for the Property (with the following endorsements, to the extent available in the state in which the Property is located, attached thereto: comprehensive endorsement, a form 3.1 zoning endorsement, an access endorsement, a contiguity endorsement, an endorsement insuring the Property is a separately assessed tax parcel, an address endorsement, a survey endorsement and such other endorsements as Purchaser may reasonably require; provided that prior to the expiration of the Inspection Period Purchaser determines, and provides written evidence to Seller, that Title Insurer commits to issue all of such endorsements at Closing), or (b) the Title Insurer's irrevocable commitment to issue such policy of title insurance, with liability equal to the Purchase Price showing fee title to the Property vested in Purchaser and subject only to the Permitted Exceptions.

     E. Performance of Covenants. It shall be a condition precedent to Purchaser's obligation to close the transactions contemplated by this Agreement that Seller perform and comply in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing.

     F. Updated Rent Roll. It shall be a condition precedent to Purchaser's obligation to close the transactions contemplated by this Agreement that Seller has delivered to Purchaser, at least five (5) days prior to the Closing Date, an updated Rent Roll in the form specified in Section 9(A)(v) (the "Updated Rent Roll"), dated not earlier than fifteen (15) days prior to the Closing Date, certified by Seller to be accurate and complete. Such certification shall be subject to the same limitations on liability and survival set forth in Sections 9(C) and 9(E).

     G. Estoppel Letter from Denver Tech Center. It shall be a condition precedent to Purchaser's obligation to close the transactions contemplated by this Agreement that Seller provide Purchaser with a letter from the Architectural Control Committee for the Denver Technological Center (the "ACC"), in the form provided by the ACC, certifying that the Property is in compliance with the covenants of the Denver Technological Center. Seller shall use reasonable efforts to obtain such estoppel letter from the ACC and shall pay ACC's standard fee for issuing such letter.

9.  SELLER'S REPRESENTATIONS
    ------------------------

     A. Representations. Seller represents and warrants to Purchaser that, as of the date of this Agreement:

          (i) Organization; Authority. Seller is a joint venture, duly organized under the laws of the State of Illinois. Seller has the power and authority under Seller's partnership agreement

     ("Seller's Organizational Documents"), to sell, transfer, convey and deliver the Property to be sold and purchased hereunder, and all action and approvals required thereunder have been duly taken and obtained in order to sell, transfer, convey and deliver the Property as aforesaid. To Seller's Actual Knowledge, no other consents or approvals are required to permit Seller to execute, deliver or perform the Agreement, other than consents which have been obtained or will be obtained prior to Closing.

          (ii) No Breach. The execution and delivery of this Agreement, the consummation of the transactions contemplated herein and fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Seller's Organizational Documents.

          (iii) Condemnation. Seller has not received from any governmental authority any written notice of, and to the Actual Knowledge of Seller there is not, any pending condemnation or taking by eminent domain of the Property or any portion thereof.

          (iv) Litigation. Except as set forth on EXHIBIT I attached hereto, Seller has not been served with written notice of, and there is not, any litigation, arbitration or other legal proceeding which is still pending against Seller with respect to Seller's ownership or operation of the Property or the Property itself nor is Seller otherwise a party to any existing litigation, arbitration or other legal proceeding with respect to the Property which will affect the Property after Closing.

          (v) Rent Roll. Attached hereto as EXHIBIT N is a list (the "Rent Roll") setting forth the following information as of the date of this
     Agreement: (1) the name, to the Actual Knowledge of Seller, of each tenant under each of the Leases as of the date of this Agreement, (2) the suite number(s) occupied (or to be occupied, with respect to those tenants who have not yet taken possession of the space demised under their Lease) by each such tenant, (3) the monthly Base Rent and estimated operating expense pass-throughs payable by each tenant with respect to the month of March, 1999, (4) to the Actual Knowledge of Seller, the approximate square footage demised under the particular tenant's Lease, (5) the amount of all unapplied Security Deposits held by Seller with respect to the Leases as of the date hereof, (6) the expiration dates of the current Lease terms, (7) the "base year" used to calculate Tenant Reimbursements payable by the tenant, and (8) any outstanding tenant improvement allowances, moving allowances or similar allowances due under the Leases.

          (vi) Leases. Prior to the date hereof, Seller has delivered complete, true and correct (to the Actual Knowledge of Seller) copies of the Leases to Purchaser.

          (vii) Service Contracts. To the Actual Knowledge of Seller, the list attached hereto as EXHIBIT C lists all of the Service Contracts, the vendor and/or payor under each Service Contract and a description of the service provided thereunder. Prior to the date hereof, Seller has delivered complete, true and correct (to the Actual Knowledge of Seller) copies of the Service Contracts.

          (viii) To the Actual Knowledge of Seller, Seller has not received any written notices of any violation of any laws, ordinances or other governmental regulations applicable to the Property, that have not been heretofore cured.

          (ix) To the Actual Knowledge of Seller, there are no leases, tenancies or other rights of occupancy or use for any portion for the Property other than the Leases or Inspection Documents (as defined in the Letter of Intent).

          (x) To the Actual Knowledge of Seller, the Leases are in full force and effect.

          (xi) Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code.

          (xii) To the Actual Knowledge of Seller, and without independent inquiry, the operating statement for the Property delivered by Seller to Purchaser as a part of the Inspection Documents materially reflect the income and expenses of the Property for the time periods covered in said operating statements.

          (xiii) To the Actual Knowledge of Seller, Seller has received no written notice of any pending improvement liens or assessments affecting the Property from any governmental authority having jurisdiction over the Property.

          (xiv) Seller has not received any notice of termination or default by Seller under the Leases, and to the Actual Knowledge of Seller, there is no existing or uncured default, or any claim of default by either Seller or the tenants under the Leases.

          (xv) To the Actual Knowledge of Seller, Seller has delivered to Purchaser copies of all environmental reports in Seller's possession relating to the Property, which reports are listed on EXHIBIT P.

          The term "Actual Knowledge of Seller" used in this Agreement or in any certificate or other document delivered pursuant to this Agreement, shall mean and be limited to the actual (and not imputed, implied or constructive) current knowledge of the Designated Persons (defined below), after Inquiry (defined below). The "Designated Persons" are Alissa Helgesen, Vice President-Dispositions of Equity Office Properties Trust, a Maryland real estate investment trust ("EOP") and Kim Koehn, Regional Senior Vice President-West Region of EOP. "Inquiry" means that Seller has delivered a copy of Section 9(A) of this Agreement to Jane Dunnebecke, the off-site property manager, and Don Milne, the off-site engineer, and that such individuals have confirmed that to their actual (and not imputed, implied or constructive) current knowledge the representations and warranties of Section 9(A) that are qualified as to the Actual Knowledge of Seller are accurate. Notwithstanding anything herein to the contrary, neither Alissa Helgesen, Kim Koehn, Jane Dunnebecke nor Don Milne shall (whether prior to or after Closing) have any personal liability or obligation whatsoever with respect to any matters set forth in this Agreement or with respect to any of Seller's representations herein being or becoming untrue, inaccurate or incomplete in any respect. Any knowledge or notice given to any of Seller's other agents, servants, representatives or employees shall not be imputed to Seller.

     B. Representations Remade. Seller shall be deemed to remake and restate the representations and warranties set forth in Section 9(A) except that the representations and warranties shall be updated: (i) by Seller delivering written notice to Purchaser to reflect any fact, matter or circumstance which Seller's Chicago, Illinois representatives become aware of that would make any of Seller's representations contained in Section 9(A) untrue or incorrect in any material respect, (ii) to reflect any Disclosures prior to the Inspection Period, (iii) to reflect any statements or allegations in Estoppel Certificates that a default or potential default exists on the part of Seller under the respective Leases in question not previously disclosed to Purchaser that would otherwise make any of Seller's representations in Section 9(A) untrue in any material respect, and (iv) to reflect Purchaser's actual knowledge, prior to the end of the Inspection Period, of facts inconsistent with or different from the representations (items (i) through (iv) being collectively referred to herein as the "Pre-Closing Disclosures").

     C. Survival. The representations of Seller set forth in Section 9(A) and in any other documents or agreements executed in connection with transactions contemplated in this Agreement, subject to modifications thereto as provided in Section 9(B), shall survive the Closing and the delivery of the Deed for a period of twelve (12) months from the Closing Date. Notice of any claim as to a breach of any such representations must be made to Seller prior to the expiration of such twelve (12) month period or it shall be deemed a waiver of the right to assert such claim.

     D. Defaults by tenants under Leases and vendors under Service Contracts. Seller does not represent that any particular Service Contract will be in force or effect as of the Closing or that tenants under Leases or the parties to the Service Contracts will not be in default under their respective Leases or Service Contracts, and neither the existence of any default by any tenant under its Lease nor the default of any party under any Service Contract shall affect the obligations of Purchaser hereunder; provided, however, the foregoing shall not affect the conditions contained in Section 8(B) above. The provisions of this Section 9(D) shall survive the Closing and delivery of the Deed.

     E. Estoppel Certificates supersede representations. In the event that an Estoppel Certificate is received from a tenant (before or after Closing) which confirms the accuracy of the representations made in Section 9(A) (as modified as provided in Section 9(B)), then the representations in Section 9(A) (as modified as provided in Section 9(B)) shall be deemed to be superseded by such Estoppel Certificate (and, in such event, Seller shall no longer have any liability hereunder with respect to the portion of the representation superseded). The provisions of this Section 9(E) shall survive the Closing and delivery of the Deed.

10.  MISCELLANEOUS
     -------------

     A. Entire Agreement. All understandings and agreements heretofore had between Seller and Purchaser with respect to the Property (including without limitation, those contained in the Letter of Intent, but excluding the Confidentiality Agreement) are merged in this Agreement, which alone fully and completely expresses the agreement of the parties. Purchaser further acknowledges that, except as expressly provided in this Agreement, neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Property. The provisions of this Section 10(A) shall survive the Closing and delivery of the Deed.

     B. No Assignment. Except for an assignment to a Permitted Assignee (as hereinafter defined), neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser without the written consent of Seller, which consent may be withheld in the sole and absolute discretion of Seller. For purposes of this Agreement, the term "Permitted Assignee" shall be defined to mean a partnership, corporation or limited liability company owned or controlled by Purchaser or in which Purchaser or an affiliate is a member or partner or one or more institutional investors for which Purchaser or one of its affiliates is then acting as investment manager. Upon an assignment to a Permitted Assignee such Permitted Assignee shall execute and deliver an agreement to Seller in which such Permitted Assignee assumes all of the obligations of Purchaser under this Agreement. Upon an assignment of this Agreement to a Permitted Assignee, (1) Purchaser shall remain responsible for all liabilities under this Agreement accruing on or before the Closing Date for a period of one (1) year after the Closing Date, and (2) the term "Purchaser" as used in this Agreement shall be deemed to include such Permitted Assignee. Seller may not assign or otherwise transfer its interest under this Agreement without the written consent of Purchaser. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns. The provisions of this Section 10(B) shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     C. Amendments. This agreement shall not be modified or amended except in a written document signed by Seller and Purchaser.

     D.  Time of the Essence. Time is of the essence of this Agreement.

     E. Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Colorado. The provisions of this
     Section 10(E) shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     F. Notices. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered (i) personally, (ii) by certified mail, return receipt requested, postage prepaid, (iii) by overnight courier (such as Federal Express), or
     (iv) by facsimile transmission (with a copy sent via (i), (ii) or (iii)), addressed as follows:


          1.  If to Seller:

              c/o Equity Office Properties Management Corp.
              Two North Riverside Plaza
              Suite 2200
              Chicago, Illinois  60606
              Telephone: (312) 466-3595
              Facsimile: (312) 559-5051

              Attention: Alissa Helgesen

              With a copy to:

              Rosenberg & Liebentritt, P.C.
              Suite 1600
              Two North Riverside Plaza
              Chicago, Illinois 60606
              Telephone: (312) 466-4577
              Facsimile: (312) 454-0335

              Attention: Daniel Acosta


          2.  If to Purchaser:

              Invesco Realty Advisors, Inc.
              One Lincoln Center
              5400 LBJ Freeway/LB 2
              Suite 700
              Dallas, Texas 80237
              Telephone: (972) 715-7400
              Facsimile: (972) 715-5811

              Attention:  Ms. Amy Morris


              With a Copy to:

              Jones, Day, Reavis & Pogue
              555 W. Fifth Street, 46th Floor
              Los Angeles, California 90013
              Telephone: (213) 243-2344
              Facsimile: (213) 243-2539

              Attention:  Mary J. Garnett, Esq.

     All notices given in accordance with the terms hereof shall be deemed received (1) when delivered, if personally delivered, (2) forty-eight (48) hours after posting, if sent by certified mail, return receipt requested, postage prepaid, (3) the next business day after deposit with the courier company, if sent by overnight courier, and (4) on the day sent, if sent by facsimile transmission prior to the close of the recipient's business day. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 10(F).

     G. Inspections. Purchaser's right of inspection pursuant to Section 8(A) above shall be subject to the rights of tenants under the Leases and other occupants and users of the Property. No inspection shall be undertaken without at least forty-eight (48) hours prior telephonic notice to Seller. Seller shall have the right to be present at any or all inspections. Purchaser may contact tenants directly or conduct engineering inspections; provided that Purchaser shall notify Seller forty-eight (48) hours prior to any such contact or inspection so that Seller may have a representative present during such contact or inspection. No inspection shall involve the taking of samples or other physically invasive procedures without the prior consent of Seller, which may be withheld in Seller's sole and absolute discretion. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall indemnify and hold Seller and its employees and agents, and each of them, harmless from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable attorneys' fees incurred in connection therewith) directly arising out of or resulting from Purchaser's exercise of its rights under this Agreement, including, without limitation, its rights of inspection as provided for in Section 8(A) above, but excluding, however, any pre-existing conditions on the Property. Except upon the written request of Seller pursuant to Section 10(K) below or upon the oral request of Seller, Purchaser shall not advise Seller of the results, or deliver to Seller copies, of any of the studies, reports, surveys or other information, data and/or documents relating to the Property or any part thereof prepared by or at the request of Purchaser, its employees, agents, representatives or contractors. The provisions of this Section 10(G) shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     H.   As-Is Condition.    ACKNOWLEDGING THE PRIOR USE OF THE PROPERTY AND
     PURCHASER'S OPPORTUNITY TO INSPECT THE PROPERTY AND EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, PURCHASER AGREES TO TAKE THE PROPERTY "AS IS" WITH ALL FAULTS AND CONDITIONS THEREON, SUBJECT TO USE, ORDINARY WEAR AND TEAR, NATURAL DETERIORATION AND SUCH OTHER MATTERS AS ARE PERMITTED BY THIS AGREEMENT. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS, INCLUDING, WITHOUT LIMITATION, THE ITEMS SET FORTH IN EXHIBIT P ATTACHED HERETO (COLLECTIVELY, THE "DISCLOSURES") PROVIDED OR MADE TO PURCHASER OR ITS CONSTITUENTS OR AGENTS BY SELLER, ITS AGENTS, EMPLOYEES, CONTRACTORS OR REPRESENTATIVES, CONCERNING THE PROPERTY SHALL NOT BE REPRESENTATION OR WARRANTIES. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, PURCHASER SHALL NOT RELY ON SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON ITS OWN INSPECTION OF THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER SELLER NOR ITS AGENTS, EMPLOYEES, CONTRACTORS OR REPRESENTATIVE HAS MADE, AND NONE OF THEM MAKES AND EACH SPECIFICALLY DISCLAIMS ANY STATEMENTS, REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME HERETOFORE DERIVED OR TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, OR (F) ANY OTHER MATTER WITH RESPECT TO

     THE PROPERTY, AND SPECIFICALLY DISCLAIM ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 ("CERCLA"), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER.

          PURCHASER, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM OF CONTRIBUTION, INDEMNITY OR OTHER ACTION OR CLAIM AGAINST SELLER OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ASSIGNS
     (A) UNDER ANY FEDERAL, STATE OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED; (B) WITH RESPECT TO, IN CONNECTION WITH OR RESULTING FROM ANY DISCHARGE, DISPOSAL, RELEASE OR ESCAPE OF ANY CHEMICAL, OR ANY HAZARDOUS OR TOXIC MATERIAL WHATSOEVER, ON, AT, TO OR FROM THE PROPERTY; OR (C) ANY ENVIRONMENTAL CONDITIONS OR OTHER CONDITIONS WHATSOEVER ON, UNDER OR IN THE VICINITY OF THE PROPERTY, UNLESS AND EXCEPT IF SUCH CLAIMS ARISE FROM ANY THIRD PARTY CLAIMS ASSERTED AGAINST PURCHASER WITH RESPECT TO ANY DISCHARGE, DISPOSAL, RELEASE OR ESCAPE OF ANY CHEMICAL, OR ANY HAZARDOUS OR TOXIC MATERIAL ON, AT, TO OR FROM THE PROPERTY IN VIOLATION OF APPLICABLE LAW, AND SUCH DISCHARGE, DISPOSAL, RELEASE OR ESCAPE WAS CAUSED BY THE ACT OR OMISSION OF SELLER OR OTHERS DURING SELLER'S PERIOD OF OWNERSHIP OF THE PROPERTY; PROVIDED, HOWEVER, THAT WITH RESPECT TO SUCH A CLAIM ARISING FROM ANY THIRD PARTY CLAIM ASSERTED AGAINST PURCHASER WITH RESPECT TO ANY SUCH DISCHARGE, DISPOSAL, RELEASE OR ESCAPE CAUSED BY THE ACT OR OMISSION OF OTHERS, PURCHASER MAY BRING SUCH A CLAIM AGAINST SELLER ONLY IF PURCHASER PROVIDES WRITTEN NOTICE TO SELLER OF SUCH CLAIM WITHIN TWO (2) YEARS AFTER THE CLOSING.

          THE PROVISIONS OF THIS SECTION 10(H) SHALL SURVIVE THE CLOSING AND DELIVERY OF THE DEED OR SOONER TERMINATION OF THIS AGREEMENT.

     I. Waiver of Jury Trial. In any lawsuit or other proceeding under or with respect to this Agreement, the parties waive any rights they may have to trial by jury. In addition, Purchaser waives any right to seek rescission of the transaction provided for in this Agreement. The provisions of this
     Section 10(I) shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     J. Confidentiality. Purchaser and Seller acknowledge that they have entered into a Confidentiality Agreement attached as EXHIBIT Q regarding the transaction contemplated by this Agreement. In addition, Seller agrees that it shall not make any disclosures of the transaction contemplated by this Agreement to any third party, except for disclosures to lenders, accountants, lawyers, consultants, advisors and other professionals to the extent necessary to satisfy Seller's obligations under this Agreement and except for disclosures required by law. Broker shall not make any disclosure with respect to the Property, including without limitation, the sales price of the Property or the identity of the Purchaser, without the written approval of Seller and Purchaser, which may withheld in their sole discretion. Broker hereby indemnifies, defends and holds harmless Seller and Purchaser and Seller's and Purchaser's principals, their officers, directors, members, partners, agents and employees from and against any loss, liability, claim or action (including without limitation, reasonable attorneys' fees and expenses) arising out of or related to a disclosure made by Broker without first obtaining the written approval of Seller and Purchaser. Broker's obligations under this Section 10(J) shall survive Closing or any termination of this Agreement. Purchaser's obligations under this Section 10(J) shall survive any termination of this Agreement, as set forth in the Confidentiality Agreement.

     K. Reports. If for any reason Purchaser does not consummate the Closing, then Purchaser shall, upon Seller's written request, assign and transfer to Seller, to the extent transferrable, all of its right, title and interest in and to any and all engineering and environmental studies, reports, surveys and other information, data and/or documents (collectively, the "Reports") relating to the Property or any part thereof prepared by or at the request of Purchaser, its employees and agents, and shall deliver to seller copies of the Reports; provided, however, Seller shall reimburse Purchaser for the cost of obtaining the Reports (including the cost of retaining the third-party consultants who prepared the Reports) before Purchaser delivers such Reports and the Reports shall be provided without representation or warranty of any kind. The provisions of this Section 10(K) shall survive any termination of this Agreement.

     L.   New Leases.  Seller and Purchaser further agree as follows:

               1. From and after the date of the Letter of Intent through the Closing, Seller has delivered or shall deliver, as applicable, for Purchaser's review (a "New Lease Notice") a copy of any proposed New Lease, financial statements of the proposed new tenant, if such financial statements were provided to Seller, and such other information as may reasonably be requested by Purchaser, if such information is in the possession of Seller. During the period between the date of this Agreement and Closing, Purchaser shall have the right to approve or disapprove of any New Lease by responding in writing to Seller's New Lease Notice within three (3) business days after Purchaser's receipt of the New Lease Notice. If Purchaser fails to approve or disapprove of such New Lease within such three (3) business day period, Purchaser shall be deemed to have conclusively approved of such New Lease. In the event that Purchaser reasonably disapproves of such New Lease within such three (3) business day period, Seller shall not enter into such New Lease. If Seller enters into such a New Lease after Purchaser reasonably disapproves of such New Lease as provided in the preceding sentence, then Purchaser shall have the right, within five (5) days after Purchaser's receipt of written notice of Seller's entering into such New Lease, to terminate this Agreement. If Purchaser does not so terminate this Agreement, Purchaser shall be deemed to have conclusively approved of such New Lease. If Purchaser elects to terminate this Agreement pursuant to the provisions of this
          Section 10(L)(1) and Purchaser is otherwise not in material default of its obligations under this Agreement, Purchaser may elect to obtain a refund of the Earnest Money from the Escrowee and pursue damages, if available pursuant to Section 7(A)(ii), in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any further rights or obligations under this Agreement except those rights and obligations which expressly survive termination of this Agreement as provided herein and Seller's rights under the Confidentiality Agreement (as defined in Section 8(A) above). Purchaser hereby agrees that it has approved the terms of the New Leases and third-party commissions related thereto, if any, listed on EXHIBIT V, provided, however, that Purchaser shall have further approval rights pursuant to this Section 10(L)(1) in the event that there are material changes to the economic terms of such leases.

               2. All tenant improvement costs and/or allowances and leasing commissions relating to (a) New Leases entered into by Seller during the period between the date of this Agreement and the expiration of the Inspection Period, and (b) New Leases entered into by Seller after the Inspection Period and prior to Closing which Purchaser approves (or is deemed to approve) in accordance with Section 11(L)(1) above, shall be prorated in accordance with Section 4(C)(i)(c) above.

     M. Reporting Person. Seller and Purchaser hereby designate Escrowee to act as and perform the duties and obligations of the "reporting person" with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. In this regard, Seller and Purchaser each agree to execute at Closing, and to cause the Escrowee to execute at Closing, a Designation Agreement, designating Escrowee as the reporting person with respect to the transaction contemplated by this Agreement.

     N. Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain signatures of fewer than all of the parties but all of which taken together shall constitute a single instrument.

     O. No Recording. Neither this Agreement nor a memorandum thereof shall be recorded against the Property.

     P. Limitation of Liability. Purchaser acknowledges and agrees that any recovery against Seller that Purchaser may be entitled to as a result of any claim, demand or cause of action that Purchaser may have against Seller with respect to this Agreement and the transactions contemplated herein shall only be recoverable against Seller in an amount not in excess of Seven Hundred Fifty Thousand Dollars ($750,000.00). The provisions of this
     Section 10(P) shall survive the Closing and the delivery of the Deed.

     Q. Conflict. In the event of a conflict between the terms and provisions of the Confidentiality Agreement and this Agreement, the terms and provisions of this Agreement shall control.

     R. No survival unless specifically provided. Except as specifically provided for in this Agreement, the rights, obligations, representations, warranties, covenants and Agreements of the parties set forth in this Agreement shall not survive the Closing or any termination of this Agreement.

     S. No third-party beneficiaries. Except as specifically provided herein, no third parties shall have the benefit of any of the provisions of this Agreement, nor is this Agreement made with the intent that any person or entity other than Seller and Purchaser shall rely hereon.

     T. Potential Mechanic's Liens related to Tenant Buildout. Should the timing and/or scope of work to be performed by the lessor under Leases and/or New Leases require Seller to enter into contracts with contractors or other parties during the period between the date of this Agreement and Closing in order to comply with the lessor's obligations under such Leases and/or New Leases and the work performed under such contracts will not be completed prior to Closing, Seller shall submit the proposed contract with such contractor or other parties to Purchaser for its approval. Purchaser shall have the right (exercisable in its reasonable discretion) to approve or disapprove of such contract. If Purchaser fails to approve or disapprove of such contract within five (5) business days after its receipt of same, Purchaser shall be deemed to have conclusively approved of such contract. In the event Purchaser reasonably disapproves of such contract within such five (5) business day period, Seller shall not enter into such contract. If Seller enters into such contract after Purchaser reasonably disapproves of such contract as provided in the preceding sentence, then Purchaser shall have the right, within five (5) days after Purchaser's receipt of written notice of seller's entering into such contract, to notify Seller in writing as to whether or not it will elect to terminate the Agreement due to Seller entering into such contract. Upon Seller's receipt of written notice from Purchaser of Purchaser's intent to terminate the Agreement as permitted under the preceding sentence, Seller shall have five (5) days to terminate such contract so as to result in no liability to Purchaser after Closing under such contract and, in the event that Seller so terminates such contract within such five (5) day period, Purchaser shall not be permitted to terminate the Agreement due to Seller entering into such contract. If Seller does not terminate the contract as provided above within the five
     (5) day period, then, if Purchaser is otherwise entitled hereunder to return of the Earnest Money, the Earnest Money shall be returned to Purchaser by the Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any further rights or obligations under this Agreement except those rights and obligations which expressly survive termination of this Agreement as provided herein and Seller's rights under the Confidentiality Agreement (as defined in Section 8(A) above). If a contract approved under this Section 10(T) requires that Seller pay any amounts under such contract prior to Closing, Seller shall pay such amounts (and such amounts shall be prorated between Purchaser and Seller as provided in Sections 4(C)(i)(c) above). At Closing, Purchaser shall assume the obligations of Seller under all contracts approved under this Section 10(T) and all Service Contracts with respect to construction, including the obligation for payment of all amounts owed under such contracts and Service Contracts after Closing. If any such approved contract(s) and/or Service Contracts result in work for which the provider or subcontractor thereunder may obtain a lien against the Property if such work is not paid for and Purchaser is obligated to pay for such work as provided in the preceding sentence, then the "Permitted Exceptions" shall be deemed to include any potential liens and related notices of commencement as a result thereof. Notwithstanding any provision to the contrary, Seller and Purchaser acknowledge that (i) Seller shall be responsible for all amounts due under the contracts related to the tenant improvement work described on EXHIBIT S, as provided in Section 4(C)(i)(c), and (ii) if such tenant improvement work is not completed as of Closing, Purchaser shall assume the construction contracts for such tenant improvement work as of Closing, provided that Seller delivers partial lien waivers from the contractors for all amounts that have been paid under such contracts as of the Closing. The assumption of such construction contracts shall be accomplished by listing such contracts on EXHIBIT A to the Assignment and Assumption of Service Contracts. The provisions of this
     Section 10(T) shall survive the Closing and delivery of the Deed.

     U. Pre-Closing Operation Covenants. Seller shall comply with the covenants contained in this Section 10(U) from the date of this Agreement through the Closing Date or earlier termination of this Agreement unless Purchaser consents otherwise in writing. Purchaser may grant or withhold any such consent requested by seller in Purchaser's sole discretion.

          1. Seller shall not, without Purchaser's prior written approval, enter into a new Service Contract, or amend or waive an existing service contract, that is not terminable upon thirty (30) days written notice without penalty.

          2. Seller shall maintain or cause to be maintained in full force and effect its existing casualty insurance with respect to the Property and comprehensive general liability insurance.

          3. Seller shall not (i) sell or otherwise transfer any interest in all or any portion of the Property or (ii) negotiate or enter into any letters of intent or other agreements for the sale or other transfer of the Property or any portion thereof.

          4. Prior to the Closing, Seller shall pay, or otherwise provide for the payment of, all obligations that have accrued and are due as of Closing for leasing commissions and tenant improvements incurred during Seller's period of ownership for all leases, including those entered into on or after the date of this Agreement but prior to the Closing Date, except as otherwise provided in this Agreement.

          5. Between the date of this Agreement and the Closing Date, Seller shall operate the Property in the normal course of Seller's business and maintain the Property in the same condition as of the date of this Agreement, ordinary wear and tear excepted and subject to Section 5 above. Notwithstanding anything in the preceding sentence to the contrary, in no event shall Seller be required to make any capital improvements or other repairs, the cost of which cannot be passed through to tenants under the Leases (collectively, "Capital Repairs"), which cost, in the aggregate, in excess of $75,000. If Seller elects to make a Capital Repair, Seller and Purchaser agree that the cost of such Capital Repair shall be amortized over the useful life of such Capital Repair, as determined using generally accepted accounting principles. Seller's share of the cost of a Capital Repair shall be calculated by multiplying the total cost of the Capital Repair by the proportion of the useful life of the Capital Repair that will occur before the Closing Date. Purchaser's share of the cost of a Capital Repair shall be calculated by multiplying the total cost of the Capital Repair by the proportion of the useful life of the Capital Repair that will occur after the Closing Date. For example, if a Capital Repair has a useful life of 1 year and is made one month before Closing, Seller would be responsible for 1/12th of the cost of such Capital Repair and Purchaser would be responsible for 11/12th of the cost of such Capital Repair. Notwithstanding the foregoing, if Seller elects to make Capital Repairs that cost in excess of $75,000 in the aggregate and Purchaser's share of the cost of such Capital Repairs exceeds $75,000 in the aggregate, Purchaser's shall have the right to terminate this Agreement by written notice to Seller and to receive a refund of the Earnest Money from the Escrowee, as its sole remedy, in which event this Agreement shall be null and void and neither party shall have any rights or obligations under this Agreement other than those rights that explicitly survive a termination of this Agreement. If Purchaser elects not to terminate this Agreement, Purchaser shall consummate the transaction contemplated by this Agreement and shall be responsible for its share of the cost of Capital Repairs as calculated pursuant to this Section 10(U).

     V. Post-Closing Purchaser Covenant. In the event that a broker makes a claim against Seller after Closing for a leasing commission coming due as the result of the renewal, extension or other modification of a Lease by a tenant and Purchaser after Closing, Purchaser shall reasonably cooperate with Seller and shall provide Seller with information reasonably requested by Seller concerning the renewal, extension or other modification of such Lease. This Section 10(V) shall survive the Closing and delivery of the Deed.



              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the date first above written.


                                SELLER:

                                FIRST CAPITAL PRENTICE PLAZA ASSOCIATES, an
                                Illinois joint venture

                                By: First Capital Income Properties, Ltd. -- Series XI, an Illinois limited partnership, joint venturer

                                     By:  First Capital Financial Corporation,
                                          as General Partner


                                          By:
                                              ----------------------------------

                                          Name:
                                                --------------------------------

                                          Its:
                                               ---------------------------------


                                By:  First Capital Income and Growth Fund --
                                     Series XII, an Illinois limited
                                     partnership, joint venturer

                                     By:  First Capital Financial Corporation,
                                          as General Partner


                                          By:
                                              ----------------------------------

                                          Name:
                                                --------------------------------

                                          Its:
                                               ---------------------------------



                                PURCHASER:

                                INVESCO REALTY ADVISORS, INC., a Delaware corporation


                                By:
                                    --------------------------------------------

                                Name:
                                      ------------------------------------------

                                Its:
                                     -------------------------------------------


Broker joins in the execution of this Agreement solely for the purpose of agreeing to be bound by Section 10(J) hereof.


                                CUSHMAN REALTY CORPORATION


                                By:
                                    --------------------------------------------

                                Name:
                                      ------------------------------------------

                                Its:
                                     -------------------------------------------

                                LIST OF EXHIBITS
                                ----------------

              A - Legal Description
              B - Permitted Exceptions
              C - Service Contracts
              D - Joint Order Escrow Agreement
              E - Assignment and Assumption of Leases and Security Deposits F - Assignment and Assumption of Service Contracts
              G - Form Tenant Estoppel Certificate
              H - Intentionally Omitted
              I - List of Litigation
              J - Bill of Sale
              K - Tangible Personal Property
              L - Notice Letter to Tenants
              M - Notice Letter to Vendors
              N - Rent Roll
              O - Intentionally Omitted
              P - Environmental Reports
              Q - Confidentiality Agreement
              R - Quit Claim Assignment of General Intangibles
              S - New Leases Executed Prior to Closing
              T - Special Warranty Deed
              U - Survey Requirements and Certification
              V - Approved New Leases
              W - Scope of Invasive Testing

                                   EXHIBIT A

                               LEGAL DESCRIPTION
                               -----------------

A part of a resubdivision of Block 6, Denver Technological Center Filing No. 2, more particularly described as follows:

Beginning at the Northwest corner of Lot 1, Block 2; thence easterly on the Northerly line of said Block 2, a distance of 465.00 feet; thence on an angle of 110 degrees 14 minutes 24 seconds to the right a distance of 287.94 feet to a point on the northeasterly line of east Prentice Avenue; thence on an angle of 86 degrees 39 minutes 25 seconds to the right and along said northeasterly line a distance of 225.00 to a point of curvature; thence continuing along said northeasterly line of east Prentice Avenue and along a curve to the right having a radius of 211.62 feet and a central angle of 73 degrees 43 minutes 16 seconds an arc distance of 272.29 feet to the point of beginning.

Except that portion thereof described as follows:

A part of a resubdivision of Block 6, Denver Technological Center Filing No. 2, more particularly described as follows:

Beginning at the northwest corner of Lot 1, Block 2; thence easterly on the northerly line of said Block 2, a distance of 5.00 feet; thence on an angle of 90 degrees 37 minutes 05 seconds a distance of 45.79 feet to a point of curvature, also being a point on the northeasterly line of east Prentice Avenue; thence northerly along said northeasterly line of east Prentice Avenue, along a curve to the right having a radius of 211.62 feet and a central angle of 12 degrees 28 minutes 44 seconds an arc distance of 46.10 feet to the point of beginning.

                                   EXHIBIT B

                              PERMITTED EXCEPTIONS
                              --------------------

1.   Acts of Purchaser, and those claiming by, through and under Purchaser.

2.   General and special taxes and assessments not yet due and payable.

3.   Rights of tenants under the Leases.

4. Zoning, building and other governmental and quasi-governmental laws, codes and regulations.

5. Matters which are disclosed by that certain survey prepared by Transystems Corporation, dated October 23, 1998.

6. Covenants, conditions and restrictions, which do not include a forfeiture or reverter clause, and any and all supplements, amendments, and annexations thereto, set forth in the instrument(s) recorded November 18, 1964 in Book 1560 at Page 479, as modified by instruments recorded December 18, 1978 in Book 2903 at Page 194, March 15, 1982 in Book 3592 at Page 324,
     January 18, 1984 in Book 4068 at Page 726, and February 10, 1994 in Book 7410 at Page 135.

7. Six foot gas line easements along the southerly and westerly lot line of said property, as shown on the plats of Denver Technological Center Filing No. 2 and a resubdivision of Block 6, Denver Technological Center Filing No. 2.

8. Restrictions and reservations, including water rights, minerals, easements and Right of First Refusal, as contained in Deed from TCD North, Inc., recorded October 3, 1983 in Book 3983 at Page 154, as amended by instrument recorded March 29, 1988 in Book 5396 at Page 685.

9. Covenants, conditions and restrictions, which do not include a forfeiture or reverter clause, and any and all supplements, amendments, and annexations thereto, set forth in the instrument(s) recorded October 3, 1983 in Book 3983 at Page 166.

10. An easement for utility lines and incidental purposes granted to Public Service Company of Colorado and Mountain States Telephone and Telegraph Company by the instrument recorded October 29, 1984 in Book 4293 at Page 555 over a portion of the land.

11. Terms, conditions, provisions, agreements and obligations specified under the agreement recorded October 17, 1986 in Book 4923 at Page 171.

12. An easement for utility lines and incidental purposes granted to Public Service Company of Colorado by the instrument recorded December 15, 1986 in Book 4985 at Page 34, upon the terms and conditions set forth in the instrument, over a portion of the land.

                                   EXHIBIT C
                                 PRENTICE PLAZA
                               SERVICE CONTRACTS
                               -----------------

            --------------------------------------------------------
            VENDOR NAME                              TYPE OF SERVICE
            --------------------------------------------------------

                                   EXHIBIT D
                          JOINT ORDER ESCROW AGREEMENT
                          ----------------------------

                                 PRENTICE PLAZA
                              ENGLEWOOD, COLORADO

                   EARNEST MONEY JOINT ORDER ESCROW AGREEMENT
                   ------------------------------------------


                         Escrow Officer:_____________
                         Escrow No.:_________________
                         Phone No.:__________________
                         Facsimile No.:______________
                         Date:_______________________


TO:  Chicago Title Insurance Company
     171 North Clark Street, Suite 3440
     Chicago, Illinois 60601
     Attn:  Diane Nelson

The amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "Escrow Deposit") is deposited with the Chicago Office of Chicago Title Insurance Company in escrow by Invesco Realty Advisors, Inc., a Delaware corporation, the "Purchaser" under that certain Real Estate Sale Agreement (the "Agreement"), dated March ___, 1999, with First Capital Prentice Avenue Associates, an Illinois joint venture, as the "Seller."

As escrowee, you are hereby directed to hold, deal with and dispose of the Escrow Deposit in accordance with the following terms and conditions:

1. You are to hold the Escrow Deposit until: (a) you are in receipt of a joint order by the undersigned Seller and Purchaser as to the disposition of the Escrow Deposit; or (b) you are in receipt of a written demand (the "Demand") from either Seller or Purchaser for the payment of the Escrow Deposit or any portion thereof. Upon receipt of any Demand, you are directed to so notify the other party, enclosing a copy of the Demand. If within five (5) days after the non-demanding party has received or is deemed to have received your notice of your receipt of the Demand, you have not received from the non-demanding party its notice of objection to the Demand, then you are to disburse the Escrow Deposit as requested by the Demand. If within said five-day period you receive from the non-demanding party its notice of objection to the Demand, then you are to continue to hold the Escrow Deposit until you are in receipt of a joint order as aforesaid, but after sixty (60) days you may deposit the Escrow Deposit with a Court of competent jurisdiction.

2. Notwithstanding the foregoing, as escrowee, you are hereby expressly authorized to regard and to comply with and obey any and all orders, judgments or decrees entered or issued by any Court, and in case you obey or comply with any such order, judgment or decree of any Court, you shall not be liable to either of the parties hereto or any other person or entity by reason of such compliance, notwithstanding any such order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding these Escrow Instructions, to which you are or may at any time be a party, the undersigned Seller and Purchaser agree that the non-prevailing party shall pay to you upon demand all reasonable costs and expenses incurred by you in connection herewith.

3. Any escrow fee to be charged by you is to be borne equally by the undersigned Seller and Purchaser.

4. As escrowee, you shall invest the Escrow Deposit in an interest-bearing savings or money market account or short term U.S. Treasury Bills or similar cash equivalent securities, as the undersigned Purchaser may direct. Any interest earned on the Escrow Deposit, after you deduct your customary investment charges, shall become and be deemed to be a part of the Escrow Deposit.

5. All notices or other communications hereunder shall be in writing and shall be personally delivered or sent by overnight courier (such as Federal Express), by facsimile transmission or by first class United States Mail, postage prepaid, registered or certified (return receipt requested) to the respective addresses for the Seller, Purchaser and escrowee as herein provided. A notice is given on the date it is personally delivered, sent by overnight courier or facsimile transmission, or deposited with the United States Mail for delivery as aforesaid. A notice is received on the date it is personally delivered, the day after sent if sent by overnight courier or facsimile transmission or, if sent by mail as aforesaid, on the date noted on the return receipt.

6. Either Purchaser or Seller may act hereunder either directly or through their respective attorneys:

     The attorney for the Seller is:

                    Daniel Acosta
                    Rosenberg & Liebentritt, P.C.
                    Two N. Riverside Plaza, Suite 1600
                    Chicago, Illinois 60606
                    Phone:  312/466-4577
                    Facsimile:  312/575-7041

     The attorney for the Purchaser is:

                    Mary J. Garnett
                    Jones, Day, Reavis & Pogue
                    555 W. Fifth Street, 46th Floor
                    Los Angeles, California  90013
                    Phone:  (213) 243-2344
                    Facsimile:  (213) 243-2539

7. This Escrow Agreement is being entered into to implement the Agreement and shall not (nor be deemed to) amend, modify or supersede the Agreement or act as a waiver of any rights, obligations or remedies set forth therein; provided, however, that you may rely solely upon these Escrow Instructions.

Agreed and Acknowledged this _____ day of _________________, 1999



PURCHASER:                              SELLER:

INVESCO REALTY ADVISORS, INC.           FIRST CAPITAL PRENTICE AVENUE ASSOCIATES


By:_______________________________      By:__________________________________
Its:______________________________      Its:__________________________________

Address:                                Address:

Invesco Realty Advisors, Inc.           First Capital Prentice Avenue Associates
One Lincoln Center                      c/o Equity Office Properties Trust
5400 LBJ Freeway/ LB 2                  Two North Riverside Plaza
Suite 700                               Suite 2200
Dallas, Texas 80237                     Chicago, Illinois 60606
Attn: Amy Morris                        Attn: Alissa Helgesen
Phone: 972/715-7400                     Phone: 312/466-3595

Agreed and Acknowledged this ___ day of __________, 1999

CHICAGO TITLE INSURANCE COMPANY


By: __________________________
        Title:

                                   EXHIBIT E

                           ASSIGNMENT AND ASSUMPTION
                        OF LEASES AND SECURITY DEPOSITS
                        -------------------------------


     THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (this "Assignment") is entered into as of the ______________ day of __________, 1998, by and between FIRST CAPITAL PRENTICE AVENUE ASSOCIATES, an Illinois joint venture ("Assignor"), having offices at Two North Riverside Plaza, Chicago, Illinois 60606, and ______________________, a __________ ("Assignee"), with an office at _____________________.

     1. Property. The "Property" shall mean the real property located in the City of Englewood, County of Arapahoe, State of Colorado, legally described in EXHIBIT A attached to this Assignment, together with all of Assignor's right, title and interest in and to the building, structures and other improvements located thereon, and commonly known as "Prentice Plaza".

     2. Leases. The "Leases" shall mean all leases affecting the Property, or any part thereof, which leases are listed on EXHIBIT B attached hereto. "Lease" shall mean any one of the Leases.

     3. Security Deposits. "Security Deposits" shall mean all unapplied security deposits held by Assignor under the Leases that are set forth on EXHIBIT C attached hereto.

     4. Contract. "Contract" shall mean that certain Real Estate Sale Agreement dated _______________, 1998 by and between Assignor, as Seller, and ____________________, as Purchaser, for the purchase and sale of the Property.

     5. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee the entire right, title and interest of Assignor in and to the Leases and the Security Deposits as applicable to the period from and after the date hereof.

     6. Assumption. Assignee hereby assumes all of the covenants, agreements and obligations of Assignor under or in connection with the Leases as applicable to the period from and after the date hereof, and Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits. In addition, Assignee agrees to pay (i) in accordance with Section 4(C)(i)(c) of the Contract, all remaining brokerage fees, brokerage or leasing commissions and tenant improvements costs and/or allowances payable in connection with the New Leases (as defined in the Contract) set forth on EXHIBIT D attached hereto; and
(ii) to the extent not included in (i) above, all brokerage fees, leasing commissions, tenant improvement costs and/or allowances payable in connection with the Leases set forth on EXHIBIT E attached hereto.

     7. Pre-Closing Obligations. Assignor acknowledges that, as between Assignor and Assignee, Assignor is responsible for all covenants, agreements and other obligations under the Leases and with respect to the Security Deposits arising before the date of this Assignment, except as assumed, released or waived by Assignee pursuant to this Assignment or the Contract, including, without limitation, the terms set forth in Section 10(H) of the Contract.

     8. Enforcement. If Assignor or Assignee must resort to a court of law or equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     9. Third Parties. Except as set forth in Section 10 of this Assignment, no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee rely hereon.

     10. Limited Liability. By accepting this Assignment, Assignee expressly understands and agrees that any recovery against Assignor that Assignee may be entitled to as a result of any claim, demand or cause of action that Assignee may have against Assignor with respect to this Assignment shall only be recoverable against Assignor as provided in Section 10(P) of the Contract.

     11. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     12. Counterparts. This Assignment may be executed in any number of identical counterparts, any or all of which may contain signatures of fewer than all of the parties but all of which taken together shall constitute a single instrument.

     13. Representations and Warranties. The representations and warranties contained in the Contract with respect to the Leases and Security Deposits are hereby incorporated herein by reference, subject to the terms, conditions and limitations of the Contract with respect thereto, including, without limitation,
Section 10(P) and Section 9(C) thereof.

     14. Further Assurances. In connection with this Assignment, each party agrees to execute and deliver such additional documents and instruments and perform such additional acts as may be reasonably necessary to effectuate, carry out and perform all the terms, provisions and conditions of this Assignment.

     15. Governing Law, Consent to Jurisdiction, Venue. This Assignment shall be deemed to be made and entered into in Colorado and shall be governed by, and construed in accordance with, Colorado law.

     16. Waivers of Jury Trial. ASSIGNOR AND ASSIGNEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS ASSIGNMENT.




              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

 [signature page attached to Assignment and Assumption of Leases and Security
                                   Deposits]

          IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

                         ASSIGNOR:


                         FIRST CAPITAL PRENTICE PLAZA ASSOCIATES, an Illinois joint venture

                         By: First Capital Income Properties, Ltd. - Series XI, an Illinois limited partnership, joint venturer

                              By:  First Capital Financial Corporation, as
                                   General Partner

                                   By:_______________________________
                                   Name:_____________________________
                                   Its:______________________________

                         By: First Capital Income and Growth Fund - Series XII, an Illinois limited partnership, joint venturer

                              By:  First Capital Financial Corporation, as
                                   General Partner

                                   By:_______________________________
                                   Name:_____________________________
                                   Its:______________________________



                         ASSIGNEE:


                         By:_______________________________
                         Name:_____________________________
                         Its:______________________________




                                    EXHIBITS
                                    --------

                              A - Legal Description of the Property
                              B - List of Leases
                              C - Security Deposits
                              D - New Leases
                              E - T.I. and Commissions - Existing Leases

                                   EXHIBIT F
                ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS
                ----------------------------------------------


     THIS ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS (this "Assignment") is entered into as of the ____ day of ____________, 1997 by and between FIRST CAPITAL PRENTICE AVENUE ASSOCIATES, an Illinois joint venture ("Assignor"), having offices at Two North Riverside Plaza, Chicago, Illinois 60606, and __________________, a _________ ("Assignee"), with an office at
________________________________.

     1. Property. The "Property" shall mean the real property located in the City of Englewood, County of Arapahoe, State of Colorado, legally described in EXHIBIT A attached to this Assignment, together with all of Assignor's right, title and interest in and to the building, structures and other improvements located thereon, and commonly known as "Prentice Plaza".

     2. Contract. "Contract" shall mean that certain Real Estate Sale Agreement dated _______________, 1998 by and between Assignor, as Seller, and _________________, as Purchaser, for the purchase and sale of the Property.

     3. Service Contracts. "Service Contracts" shall mean the service contracts entered into with respect to the ownership and operation of the Property that are listed on EXHIBIT B attached to this Assignment.

     4. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee the entire right, title and interest of Assignor in and to the Service Contracts as applicable to the period from and after the date hereof.

     5. Assumption. Assignee hereby assumes all of the covenants, agreements and obligations of Assignor under or in connection with the Service Contracts as applicable to the period from and after the date hereof.

     6. Pre-Closing Obligations. Assignor acknowledges that, as between Assignor and Assignee, Assignor is responsible for all covenants, agreements and other obligations under the Service Contracts arising before the date of this Assignment, except as assumed, released or waived by Assignee pursuant to this Assignment or the Contract, including, without limitation, the terms set forth in Section 10(H) of the Contract.

     7. Enforcement. If Assignor or Assignee must resort to a court of law or equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     8. Third Parties. Except as set forth in Section 10 of this Assignment, no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee shall rely hereon.

     9. No Representations or Warranties. This Assignment shall not be construed as a representation or warranty by Assignor as to the transferability of the Service Contracts, and Assignor shall have no liability to Assignee in the event that any or all of the Service Contracts (i) are not transferable to Assignee or (ii) are canceled or terminated by reason of this assignment or any acts of Assignee.

     10. Limited Liability. By accepting this Assignment, Assignee expressly understands and agrees that any recovery against Assignor that Assignee may be entitled to as a result of any claim, demand or cause of action that Assignee may have against Assignor with respect to this Assignment shall only be recoverable against Assignor as provided in Section 10(P) of the Contract.

     11. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     12. Counterparts. This Assignment may be executed in any number of identical counterparts, any or all of which may contain signatures of fewer than all of the parties but all of which taken together shall constitute a single instrument .

     13. Representations and Warranties. The representations and warranties contained in the Contract with respect to the Service Contracts are hereby incorporated herein by reference, subject to the terms, conditions and limitations of the Contract with respect thereto, including, without limitation,
Section 10(P) and Section 9(C) thereof.

     14. Further Assurances. In connection with this Assignment, each party agrees to execute and deliver such additional documents and instruments and perform such additional acts as may be reasonably necessary to effectuate, carry out and perform all the terms, provisions and conditions of this Assignment.

     15. Governing Law, Consent to Jurisdiction, Venue. This Assignment shall be deemed to be made and entered into in Colorado and shall be governed by, and construed in accordance with, Colorado law.

     16. Waivers of Jury Trial. ASSIGNOR AND ASSIGNEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS ASSIGNMENT.


              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

  [signature page attached to Assignment and Assumption of Service Contracts]


     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.


                         ASSIGNOR:

                         FIRST CAPITAL PRENTICE PLAZA ASSOCIATES, an Illinois joint venture

                         By: First Capital Income Properties, Ltd. Series XI, an Illinois limited partnership, joint venturer

                              By:  First Capital Financial Corporation, as
                                   General Partner

                                   By:_______________________________
                                   Name:_____________________________
                                   Its:______________________________

                         By: First Capital Income and Growth Fund Series XII, an Illinois limited partnership, joint venturer

                              By:  First Capital Financial Corporation, as
                                   General Partner

                                   By:_______________________________
                                   Name:_____________________________
                                   Its:______________________________




                         ASSIGNEE:





                                   EXHIBITS
                                   --------

                         A - Legal Description of Property
                         B - Service Contracts

                                   EXHIBIT G
                       FORM TENANT ESTOPPEL CERTIFICATE
                       --------------------------------

    [All blanks shall be completed by Seller prior to delivery of Estoppel
                          Certificate to the Tenant.]

                                TENANT ESTOPPEL
                                ---------------


     The undersigned ("Tenant") hereby certifies that:

     1. Tenant is the lessee of certain space (the "Premises") in the _______________________________ project located in ___________ County,
___________, under a lease agreement, dated __________, 19___ (the "Lease"), entered into between Tenant and ____________________________, as lessor ("Landlord").

     2. The Lease, a true, correct and complete copy of which is attached as Exhibit A hereto, constitutes the entire agreement between Landlord and Tenant with respect to the Premises and there have been no amendments, written or oral, to the Lease except as included in Exhibit A.

     3. The Lease is presently in full force and effect and, to the knowledge of Tenant, Landlord is not in default thereunder. There exist no facts that would constitute a basis for any such default upon the lapse of time or the giving of notice or both.

     4. Tenant is not in default under the Lease. There exist no facts that would constitute a basis for any such default upon the lapse of time or the giving of notice or both.

     5. Except as otherwise set forth on attached Exhibit B, all improvements or repairs required under the terms of the Lease to be made by Landlord or Tenant through the date hereof have been satisfactorily completed. All allowances and other payments due to Tenant under the terms of the Lease have been paid in full.

     6. Tenant has accepted the Premises which is comprised of __________ rentable square feet of space, is in occupancy, and is paying rent under the Lease. Tenant is currently [open for business] [anticipates opening for business on _____________, 19___].

     7. The term of the Lease will end on _____, subject to any extension or renewal options provided in the Lease. The monthly [base][minimum] rent of $________ due under the Lease has been paid through _______, 1999. No rent has been prepaid except for the current month [and $_____________].

     8. As of the date of this certificate, to the knowledge of Tenant, there exist no offsets (except as expressly described in Exhibit B), counterclaims, or defenses of Tenant under the Lease against Landlord, and there exist no events that would constitute a basis for any such offset, counterclaim or defense against Landlord upon the lapse of time or the giving of notice or both.

     9. The amount of the security deposit paid under the terms of the Lease is $_______________.

     10. There are no concessions, bonuses, free rental periods, rebates, advance rental payments or other matters affecting the rental payable by Tenant under the Lease except as described in the attached Lease.

     11. The undersigned has no right of first refusal, other right or option pursuant to the Lease or otherwise to purchase all or any part of the Premises or the Property.

     12. Tenant is required to pay its pro rata share of common area expenses and its pro rata share of the real property taxes and insurance costs of the project in which the Premises are located. The current monthly payment for these costs and expenses is $_________________. Tenant has paid all of these costs and expenses in full through __________________, 19___.

      13. The undersigned has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises except as follows:____________________________________________________________
________________________________________.

     14. All exhibits attached hereto are by this reference incorporated fully herein. The term "this certificate" shall be considered to include all such exhibits.

     15. This certificate is made for the benefit of (and may be relied upon by) Landlord and Buyer and their respective lenders and each of their respective successors and assigns. The person signing this certificate on behalf of Tenant has been, and is, duly authorized to do so and has been, and is, duly authorized to bind Tenant to the terms hereof.

     EXECUTED___________________________________, 1998.


                                       TENANT:
                                       ------

                                       ______________________________



                                       By:___________________________
                                            Its:_____________________

                                   EXHIBIT H

                             Intentionally Omitted
                             ---------------------

                                   EXHIBIT I
                              LIST OF LITIGATION
                              ------------------

                                     NONE.

                                   EXHIBIT J
                                  BILL OF SALE
                                  ------------

                                  BILL OF SALE

     KNOW ALL MEN BY THESE PRESENTS, that FIRST CAPITAL PRENTICE PLAZA ASSOCIATES, an Illinois joint venture, whose address is Two North Riverside Plaza, Chicago, Illinois 60606 ("Seller"), for and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, paid by __________________________________, a __________________, whose address is ___________________________("Purchaser"), has granted, bargained, sold, transferred, and delivered, and does grant, bargain, sell, transfer, and deliver unto Purchaser, its successors and assigns, all of Seller's right, title, and interest in and to all those items of personal property described as follows (the "Personal Property"): (a) the furniture, equipment, supplies, tools, machinery, and other personal property owned by Seller (including, without limitation, Assignor's right, title, and interest in the art work, planters, and ashtrays located in the common lobby areas of the office building), but excluding (i) items leased from leasing companies by Seller and items owned or leased by tenants or any property manager who is not an affiliate of Seller, and (ii) computer software not related to life safety and energy management systems, which are now located on or attached to and used by Seller in connection with the real property described on Exhibit A attached hereto (the "Property"); (b) all existing surveys, blueprints, drawings, operating manuals, and similar documents, plans and specifications (including, without limitation, structural, HVAC, mechanical, and plumbing plans and specifications) in Seller's possession; and (c) all tenant lists, lease files, correspondence, documents, lease booklets, manuals, and promotional and advertising materials concerning the Property or the property manager's office (exclusive of any internal books and records of Seller maintained at any of Seller's offices, internal and external appraisals and/or evaluations of the Property, and any other privileged or proprietary information); and specifically including, but not being limited to, those items set forth on Exhibit B attached hereto.

     This Bill of Sale is made without representation, warranty, including, without limitation, any warranties of habitability, suitability, merchantability or fitness for a particular use or purpose, or recourse, express or implicit, except as expressly provided in the Purchase and Sale Agreement (the "Agreement") dated , between Seller and Purchaser, providing for the sale of the Property, including the representations and warranties set forth therein and except that Seller warrants title to the items of Personal Property expressly listed on Exhibit B attached hereto, against all and every person or persons claiming the whole or any part thereof, by, through or under Seller.

ALL WARRANTIES OF QUALITY, FITNESS, AND MERCHANTABILITY ARE HEREBY EXCLUDED.

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale on _______, ____, effective as of ______________________.


                         FIRST CAPITAL PRENTICE PLAZA ASSOCIATES, an
                         Illinois joint venture


                         By:_________________________________________
                         Name:_______________________________________
                         Title:______________________________________

                                   EXHIBIT K
                          TANGIBLE PERSONAL PROPERTY
                          --------------------------

                                   EXHIBIT L
                                   ---------

                           NOTICE LETTER TO TENANTS
                           ------------------------

           [Letterhead of Equity Office Properties Management Corp.]


                               NOTICE TO TENANTS

                             ______________, 1998


     Re:  Prentice Plaza, Englewood, Colorado (the "Property")

Dear Tenant:

     This is to notify you that the Property has been sold to _________________, and that ________________________ has been retained by the new owner as managing agent of the building.

     Any security or other deposits and any prepaid rents under your lease have been transferred to the new owner.

     Effective immediately, all rental payments, notices to the Landlord, and correspondence pursuant to your lease should be mailed to the following address:

     Rents:                               Notices:

     ___________________________________  ____________________________________
     ___________________________________  ____________________________________
     ___________________________________  ____________________________________
     Attention: ________________________

     Additionally, please have new Certificates of Insurance issued naming ____________________ as an additional insured. Please deliver said Certificate to new owner at the "Notices" address set forth above.

                              Very truly yours,

                              EQUITY OFFICE PROPERTIES MANAGEMENT CORP., a Delaware corporation, as agent


                              By: __________________________________________
                              Name:________________________________________
                              Its: __________________________________________

                                   EXHIBIT M
                                   ---------

                           NOTICE LETTER TO VENDORS
                           ------------------------

           [Letterhead of Equity Office Properties Management Corp.]

                            __________________, 1998


VIA OVERNIGHT MAIL
------------------


[Vendor]
_________________________
_________________________

     Re:  Sale of Prentice Plaza
          ________________________
          Englewood, Colorado (the "Property")

Dear Service Provider:

     This is to notify you that the Property has been sold to _______________, a _________ ("Purchaser"), and that _________________, having an office at
_____________________________, has been retained by the Purchaser of the Property as managing agent of the building. Purchaser has assumed all of the obligations of the undersigned under the [license agreements/service contracts] with respect to the period from and after the date hereof. All notices to Purchaser should be sent to Purchaser at the office of the building, and should be sent or delivered to such address in the manner provided in the [license agreement/service contract].

                              Very truly yours,

                              EQUITY OFFICE PROPERTIES MANAGEMENT CORP., a
                              Delaware corporation, as agent


                              By: ___________________________________________
                              Name:__________________________________________
                              Its: __________________________________________

                                   EXHIBIT N
                                   RENT ROLL
                                   ---------

                                   EXHIBIT O

                             Intentionally Omitted
                             ---------------------

                                   EXHIBIT P

                             ENVIRONMENTAL REPORTS
                             ---------------------

          1. Report on Environmental Survey of Prentice Plaza, Englewood, Colorado by PEI Associates, Inc, dated September 7, 1990.

          2. No Further Action Request Report by Greystone, dated November 4, 1998.

          3. Fax transmittal from Colorado Department of Labor and Employment dated March 9, 1999.

          4. No Further Action Letter from Colorado Department of Labor and Employment dated March 11, 1999.

                                   EXHIBIT Q

                           CONFIDENTIALITY AGREEMENT
                           -------------------------

                                   EXHIBIT R
                       ASSIGNMENT OF GENERAL INTANGIBLES
                       ---------------------------------


     THIS ASSIGNMENT OF GENERAL INTANGIBLES (this "Assignment") is entered into as of the ____ day of __________, 1998 by and between FIRST CAPITAL PRENTICE AVENUE ASSOCIATES, an Illinois joint venture ("Assignor"), having offices at Two North Riverside Plaza, Chicago, Illinois 60606, and ________________, a __________ ("Assignee"), with an office at ________________________________.

     1. Property. The "Property" shall mean the real property located in the City of Englewood, County of Arapahoe, State of Colorado, legally described in EXHIBIT A attached to this Assignment, together with all of Assignor's right, title and interest in and to the building, structures and other improvements located thereon, and commonly known as "Prentice Plaza".

     2. Contract. "Contract" shall mean that certain Real Estate Sale Agreement dated _______________, 1998 by and between Assignor, as Seller, and _________________, as Purchaser, for the purchase and sale of the Property.

     3. Permits. "Permits" shall mean all certificates of occupancy, special use permits, elevator inspection certificates, operating permits, and all other permits issued by any governmental authority relating to the use, occupancy, ownership or operation of the Property, if any.

     4. General Intangibles. "General Intangibles" shall mean: (i) all warranties and guaranties relating to the Property, (ii) all plans, specifications and floor plans for the Office Building (as defined in the Contract); and (iii) all existing intangible personal property pertaining to the Property, including the name "Prentice Plaza" but excluding any intangible property pertaining in any way to the rights associated with the name "First Capital" or the name of any entity containing the words "First Capital".

     5. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee the entire right, title and interest of Assignor, if any, in and to the Permits and General Intangibles, as applicable to the period from and after the date hereof.

     6. Enforcement. If Assignor or Assignee must resort to a court of law or equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     7. Third Parties. Except as set forth in Section 10 of this Assignment, no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee shall rely hereon.

     8. No Representations or Warranties. This Assignment shall not be construed as a representation or warranty by Assignor as to the existence, ownership or transferability of the Permits or the General Intangibles, and Assignor shall have no liability to Assignee in the event that any or all of the Permits or the General Intangibles (i) are not transferable to Assignee, or (ii) are canceled or terminated by reason of this assignment or any acts of Assignee.

     9. Limited Liability. By accepting this Assignment, Assignee expressly understands and agrees that any recovery against Assignor that Assignee may be entitled to as a result of any claim, demand or cause of action that Assignee may have against Assignor with respect to this Assignment shall only be recoverable against Assignor as provided in Section 10(P) of the Contract.

     10. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

  11. Counterparts. This Assignment may be executed in any number of identical counterparts, any or all of which may contain signatures of fewer than all of the parties but all of which taken together shall constitute a single instrument.

  12. Further Assurances. In connection with this Assignment, each party agrees to execute and deliver such additional documents and instruments and perform such additional acts as may be reasonably necessary to effectuate, carry out and perform all the terms, provisions and conditions of this Assignment.

  13. Governing Law, Consent to Jurisdiction, Venue. This Assignment shall be deemed to be made and entered into in Colorado and shall be governed by, and construed in accordance with, Colorado law.

  14. Waivers of Jury Trial. ASSIGNOR AND ASSIGNEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS ASSIGNMENT.

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

        [signature page attached to Assignment of General Intangibles]


     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.


                                ASSIGNOR:

                                FIRST CAPITAL PRENTICE PLAZA ASSOCIATES, an
                                Illinois joint venture

                                By: First Capital Income Properties, Ltd. -- Series XI, an Illinois limited partnership, joint venturer

                                     By:  First Capital Financial Corporation,
                                          as General Partner


                                          By:
                                              ----------------------------------

                                          Name:
                                                --------------------------------

                                          Its:
                                               ---------------------------------

                                By:  First Capital Income and Growth Fund --
                                     Series XII, an Illinois limited
                                     partnership, joint venturer

                                     By:  First Capital Financial Corporation,
                                          as General Partner


                                          By:
                                              ----------------------------------

                                          Name:
                                                --------------------------------

                                          Its:
                                               ---------------------------------



                                ASSIGNEE:




                                    EXHIBITS
                                    --------

                       A - Legal Description of Property

                                   EXHIBIT S

                     NEW LEASES EXECUTED PRIOR TO CLOSING
                     ------------------------------------

                                   EXHIBIT T


                             SPECIAL WARRANTY DEED
                             ---------------------



     THIS SPECIAL WARRANTY DEED, effective as of ________________, between FIRST CAPITAL PRENTICE PLAZA ASSOCIATES, an Illinois joint venture, whose address is Two North Riverside Plaza, Chicago, Illinois 60606 ("Grantor"), and ____________ __________, a ________________, whose address is _______________________________
____________________("Grantee").

     Grantor, for and in consideration of the sum of $10.00 and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, and conveyed, and by these presents does grant, bargain, sell, convey, and confirm unto Grantee, its successors and assigns forever, all the land described in Exhibit A attached hereto (the "Land"), together with the buildings, fixtures, and other improvements located on the Land owned by Grantor, which is known as the Prentice Plaza, __________________, Arapahoe County, Colorado, along with (a) all easements, servitudes, and other rights now belonging or appertaining to the Land, and (b) all right, title, and interest of Grantor in and to any land lying in the bed of any street, road, avenue, or alley, open or closed, adjoining the Land and to their centerline (collectively, the "Property").

     TO HAVE AND TO HOLD the Property above bargained and described, with the appurtenances unto Grantee, its successors and assigns forever. And Grantor, for itself, its successors and assigns, does covenant and agree that Grantor shall and will WARRANT AND FOREVER DEFEND the Property in the quiet and peaceable possession of Grantee, its successors and assigns, against all and every person or persons lawfully claiming or to claim the whole or any part thereof, by, through, or under Grantor, except for the lien of general taxes and assessments for the current year and all subsequent years, and except for those matters shown on Exhibit B attached hereto.

     IN WITNESS WHEREOF, Grantor has executed this deed on ______________, ____.

                         FIRST CAPITAL PRENTICE PLAZA ASSOCIATES, an Illinois joint venture


                         By:    ______________________________________
                         Name:  ______________________________________
                         Title: ______________________________________

STATE OF COLORADO   )
                    )
COUNTY OF           )

     The foregoing instrument was acknowledged before me this ______ day of ______________, 1998, by _____________________ as ________________________.

     WITNESS my hand and official seal.

     My commission expires: ________________________.



                              ______________________________________________
                              Notary Public

                                   EXHIBIT U


                    SUREVEY REQUIREMENTS AND CERTIFICATION
                    --------------------------------------

                                   EXHIBIT V


                              APPROVED NEW LEASES
                              -------------------

                                   EXHIBIT W

                           SCOPE OF INVASIVE TESTING
                           -------------------------

     Purchaser's environmental consultant will perform a Phase I site assessment including a limited asbestos survey to identify potential locations of ACM in materials such as insulation, ceiling and floor tiles, sheetrock, pipe wrap and other building materials. If available, building blue prints, records, and building material specifications shall be reviewed to identify the use of asbestos in the building construction. Up to fifteen (15) samples of suspect materials, friable and non-friable, shall be collected for analysis and tested in accordance with EPA-approved methods of sampling and laboratory analysis. Purchaser's environmental consultant will be LAW Engineering. Suspect materials to be sampled may include structural system materials such as fireproofing, mechanical systems material such as thermal insulation for pipes, pipe fittings/ elbows and boilers, and finish materials such as wall board, surfacing on ceilings and walls, and ceiling and floor tiles including mastic. Potentially friable ACM will be patched as necessary following sampling. LAW Engineering will make every effort to obtain their samples from inconspicuous places.